UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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JACK IN THE BOX INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JACK IN THE BOX INC.

January 11, 2013

Dear Fellow Stockholder:

We invite you to attend the Jack in the Box Inc. 2013 Annual Meeting of Stockholders. The meeting will be held on Friday, February 15, 2013, at 8:30 a.m. Pacific Standard Time at the offices of Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123. In the following pages, you will find the Notice of Annual Meeting of Stockholders as well as a Proxy Statement describing the business to be conducted at the meeting. We have also enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, for your information.

To assure that your shares are represented at the meeting, please mark your choices on the enclosed proxy card, sign and date the card, and return it promptly in the postage-paid envelope provided. We also offer stockholders the opportunity to vote their shares over the Internet or by telephone. Please see the Proxy Statement and the enclosed proxy card for details about voting. If you hold your shares through an account with a broker, bank, or other financial institution, please follow the instructions you receive from them to vote your shares. If you are able to attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is voted at the meeting.

Sincerely,

Linda A. Lang

Chairman of the Board and Chief Executive Officer

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on February 15, 2013

The Jack in the Box Inc. Proxy Statement and Annual Report on Form 10-K for the

fiscal year ended September 30, 2012, are available electronically at

www.jackinthebox.com/proxy

JACK IN THE BOX INC.

9330 Balboa Avenue

San Diego, California 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 15, 2013

The 2013 Annual Meeting of Stockholders of Jack in the Box Inc. will be held on Friday, February 15, 2013, at 8:30 a.m. Pacific Standard Time, at the offices of Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123 for the following purposes:

1.	To elect the eight directors specified in this Proxy Statement to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 29, 2013;

3.	To provide an advisory vote regarding the compensation of our named executive officers for the fiscal year ended September 30, 2012, as set forth in this Proxy Statement;

4.	To consider such other business as may properly come before the meeting and any adjournments or postponements thereof.

These matters are more fully described in the attached Proxy Statement, which is made a part of this Notice.

Our Board of Directors recommends a vote “FOR” proposals 1 through 3. You are entitled to vote at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) only if you were a Jack in the Box stockholder as of the close of business on December 18, 2012, the record date for the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at our principal offices located at 9330 Balboa Avenue, San Diego, CA 92123.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number, over the Internet, or by signing, dating, and returning the enclosed proxy card as promptly as possible in the envelope provided.

San Diego, California

January 11, 2013

By order of the Board of Directors,

Phillip H. Rudolph

Executive Vice President, General Counsel and Secretary

INFORMATION REGARDING ADMISSION TO THE ANNUAL MEETING

Everyone attending the 2013 Annual Meeting of Stockholders will be required to present both proof of ownership of Jack in the Box Inc. Common Stock and a valid picture identification, such as a driver’s license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of Jack in the Box Inc. stock and a valid picture identification, you may be denied admission to the Annual Meeting.

Cameras and electronic recording devices are not permitted at the Annual Meeting.

JACK IN THE BOX INC.

9330 Balboa Avenue

San Diego, California 92123

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February  15, 2013

GENERAL INFORMATION

1. Why am I receiving these materials?

We sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of Jack in the Box Inc. (sometimes referred to as the “Company,” “Jack in the Box,” “we,” “us,” and “our”) is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held on February 15, 2013, at 8:30 a.m. Pacific Standard Time at our corporate headquarters located at 9330 Balboa Avenue, San Diego, CA 92123. If you held shares of our Common Stock on December 18, 2012 (the “Record Date”), you are invited to attend the Annual Meeting and vote on the proposals described below under the heading “What am I voting on?” However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign, date, and return the enclosed proxy card. You may also vote over the Internet or by telephone.

The Notice of Annual Meeting of Stockholders (the “Notice”), Proxy Statement, the enclosed proxy card, and our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, are being mailed to stockholders on or about January 11, 2013.

2. What am I voting on?

There are three proposals scheduled to be voted on at the Annual Meeting:

1.	Election of the eight directors specified in this Proxy Statement to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

2.	Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 29, 2013.
3.	Advisory vote on the compensation awarded to our named executive officers for the fiscal year ended September 30, 2012, as set forth in this Proxy Statement.

3. How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•

“FOR” the election of each of the eight directors named in this Proxy Statement to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 29, 2013; and
•	“FOR,” on an advisory basis, the approval of the compensation awarded to our named executive officers for the fiscal year ended September 30, 2012, as set forth in this Proxy Statement.

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4. Who can vote at the Annual Meeting?

If you were a holder of Jack in the Box Common Stock (the “Common Stock”) either as a stockholder of record or as the beneficial owner of shares held in street name as of the close of business on December 18, 2012, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were 43,207,751 shares of Jack in the Box Inc. Common Stock outstanding, excluding treasury shares. Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

5. What does it mean to be a “stockholder of record”?

If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a “stockholder of record.” As a stockholder of record, you may vote in person at the Annual

Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, or vote by telephone or Internet, to ensure your vote is counted.

6. What does it mean to beneficially own shares in “street name”?

If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting, as well as satisfy the Annual Meeting admission criteria set out in the Notice.

Under the rules that govern brokers, your broker is not permitted to vote on your behalf on any matter to be considered at the Annual Meeting (other than the ratification of the appointment of KPMG LLP as our independent registered public accountants for the 2013 fiscal year) unless you provide specific instructions to the broker as to how to vote. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted.

7. What if I return the proxy card to the Company but do not make specific choices?

If you return a signed, dated proxy card to the Company without making any voting selections, the Company will vote your shares as follows:

•	“FOR” the election of all director nominees;

•	“FOR” the ratification of KPMG LLP as our independent registered public accountants for the fiscal year ending September 29, 2013; and

•	“FOR,” on an advisory basis, approval of the compensation awarded to our named executive officers for the fiscal year ended September 30, 2012, as set forth in this Proxy Statement.

The Company does not expect that any matters other than the election of directors and the other proposals described in this Proxy Statement will be brought before the Annual Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Annual Meeting or any postponements or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

8. What does it mean if I received more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

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9. How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST,” abstentions and broker non-votes. A “broker non-vote” occurs when your broker submits a proxy card for your shares of Common Stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. For purposes of these rules, the only routine matter in this Proxy Statement is the ratification of the appointment of our independent registered public accountants. Non-routine matters in this Proxy Statement are the election of directors and the advisory vote on the compensation of our named executive officers. Therefore, if you hold your shares in street name and do not provide voting instructions to your broker, your broker does not have discretion to vote your shares on any of the proposals at the Annual Meeting other than the ratification of the independent registered public accountants. However, your shares will be considered present at the Annual Meeting for purposes of determining the existence of a quorum, as provided below.

10. What is the voting requirement to approve each of the proposals?

Proposal One — Election of Directors

In the election of directors, you may vote FOR, AGAINST or ABSTAIN. The Company’s Bylaws require that in an election such as this where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy) with respect to the director. A “majority of votes cast” means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. For purposes of determining the votes cast, only those votes cast “FOR” or “AGAINST” are included. Neither a vote to “ABSTAIN” nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee and, as a result, will have no direct effect on the outcome of the election of directors. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve, but will tender his or her resignation to the Board. The Nominating and Governance Committee will take action to determine whether to accept or reject the director’s resignation, or whether other action is appropriate, and will make a recommendation to the Board. Within ninety (90) days following the date of the certification of the election results, the Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale for such decision.

Proposal Two — Ratification of the Appointment of Independent Registered Public Accountants

The proposal to ratify the appointment of KPMG LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” this proposal. Brokers have discretionary authority to vote uninstructed shares on this proposal. Abstentions will be counted for the purpose of determining whether a quorum is present.

Proposal Three — Advisory Vote on Executive Compensation

The proposal to approve, on an advisory basis, the compensation awarded to the named executive officers for the fiscal year ended September 30, 2012, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as a vote cast “FOR” or “AGAINST” the proposal, and will not be included in calculating the number of votes necessary for approval of this proposal. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

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11. How many shares must be present or represented to conduct business at the Annual Meeting?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of at least a majority of the total number of shares of Common Stock entitled to vote are present, in person or by proxy, at the Annual Meeting. Abstentions and shares represented by broker non-votes are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.

12. How do I vote my shares of Jack in the Box Common Stock?

If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the Internet voting instructions included in the proxy card at any time up until 8:59 p.m., Pacific Standard Time, on February 14, 2013.

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 8:59 p.m., Pacific Standard Time, on February 14, 2013.

•

By Mail: if you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

•

In Person: if you satisfy the admission requirements to the Annual Meeting, as described in the Notice, you may vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If you are a beneficial owner, you can vote in the following way:

If your shares are held in street name or through a benefit or compensation plan, your broker or your plan trustee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as instructed by your broker, trustee, or other agent. Shares beneficially held through a benefit or compensation plan cannot be voted in person at the Annual Meeting. You may vote your shares beneficially held through your broker in person if you satisfy the admission requirements to the Annual Meeting as described in the Notice and you obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

13. May I change my vote or revoke my proxy?

Yes.

If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	filing a written statement to that effect with our Corporate Secretary before the taking of the vote at the Annual Meeting;

•	voting again via the Internet or telephone but before the closing of those voting facilities at 8:59 p.m. Pacific Standard Time on February 14, 2013;

•	attending the Annual Meeting, revoking your proxy and voting in person (attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy); or

•	timely submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting.

The written statement or subsequent proxy should be delivered to Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary before the taking of the vote at the Annual Meeting.

If you are a beneficial owner and hold shares through a broker, bank, or other financial institution, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker, bank, or other nominee giving you the right to vote the shares.

JACK IN THE BOX INC.   ï  2013 Proxy Statement    5

14. Who will pay for the cost of soliciting proxies?

The Company will pay the cost of preparing, printing, and mailing the Notice and the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of Common Stock beneficially owned by others, to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. If you choose to access proxy materials or vote over the Internet or by telephone, you are responsible for Internet or telephone charges. We have engaged Innisfree M&A Inc. (“Innisfree”), a proxy-solicitation firm, to provide advice to the Company with respect to the 2013 Annual Meeting of Stockholders and to assist us in the solicitation of proxies, for which the Company will pay a fee of $15,000 plus reimbursement of certain out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally, by telephone, or by Innisfree. They may also be solicited by directors, officers, or employees of the Company, who will receive no additional compensation for such activities.

15. How can I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting the SEC’s website at www.sec.gov, visiting our website or contacting our Investor Relations Department by writing to Investor Relations Department, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123 or by sending an email to Investor.relations@jackinthebox.com.

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PROPOSAL ONE — ELECTION OF DIRECTORS

All of the directors of the Company are elected annually and serve until the next Annual Meeting and until their respective successors are elected and qualified. The current nominees (each of whom are currently serving as directors of the Company) for election as directors are set forth below. All of the nominees have indicated their willingness to serve, and have consented to be named in this Proxy Statement. If any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated in the proxy.

Nominees for Director

The following table provides certain information about each nominee for director as of January 1, 2013.

Name	Age	Position(s) with the Company	Director Since
David L. Goebel (1)(2)(3)(4)	62	Director	2008
Madeleine A. Kleiner (2)(4)	61	Director	2011
Linda A. Lang (3)	54	Chairman of the Board & Chief Executive Officer	2003
Michael W. Murphy (2)(3)(5)	55	Director	2002
James M. Myers (5)(6)	55	Director	2010
David M. Tehle (5)(6)	56	Director	2004
Winifred M. Webb (4)(5)	54	Director	2008
John T. Wyatt (2)(6)	57	Director	2010
(1)	Lead Director
(2)	Member of the Compensation Committee
(3)	Member of the Executive Committee
(4)	Member of the Nominating and Governance Committee
(5)	Member of the Audit Committee
(6)	Member of the Finance Committee

Vote Required for Approval

In the election of directors, you may vote FOR, AGAINST, or ABSTAIN. The Company’s Bylaws require that, in an election such as this, where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy) with respect to the director. A “majority of votes cast” means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. For purposes of determining the votes cast, only those votes cast “FOR” or “AGAINST” are included. Neither a vote to ABSTAIN nor a broker non-vote will count as a vote cast FOR or AGAINST a director nominee, and as a result, will have no direct effect on the outcome of the election of directors. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve, but shall tender his or her resignation to the Board. The Nominating and Governance Committee will take action to determine whether to accept or reject the director’s resignation, or whether other action is appropriate, and will make a recommendation to the Board. Within ninety (90) days following the date of the certification of the election results, the Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale for such decision.

ON PROPOSAL ONE, ELECTION OF DIRECTORS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

JACK IN THE BOX INC.  ï  2013 Proxy Statement    7

Director Qualifications and Biographical Information

Biographical information for each of the director nominees is set forth below, including the key qualifications, experience, attributes, and skills that led our Board to the conclusion that each of the director nominees should serve as a director.

Our Board includes individuals with strong backgrounds in executive leadership and management, accounting and finance, and Company and industry knowledge, and we believe that, as a group, they work effectively together in overseeing our business. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term best interests of our stockholders. While we do not have a formal diversity policy, we believe that our directors’ diversity of backgrounds and experiences, which include the restaurant industry, franchising, hospitality, finance, retail, manufacturing, media, and healthcare, results in different ideas and varying viewpoints that contribute to effective oversight of our business.

Mr. Goebel

Director Since December 2008

Mr. Goebel has been a director of the Company since December 2008, and currently serves as Lead Director. He is a partner and Faculty Member for Merryck & Co. Limited, a worldwide business mentoring firm that offers services for chief executive officers by chief executive officers. He has held that position since May 2008. In 2008, Mr. Goebel became the founding principal and President of Santoku, Inc., a private company that operates sandwich shops under the name Goodcents Deli Fresh Subs (“Goodcents”), and that provides cafeteria and vending services in the Kansas City area under the name Y-Leave Cafe. Mr. Goebel is also a consultant to Mr. Goodcents Franchise Systems, Inc., the franchisor of Goodcents, serving as its acting President and CEO since July 2010. Mr. Goebel has more than 39 years of experience in the retail, food service, and hospitality industries. From August 2006 until November 2007, he served as President and Chief Executive Officer of Applebee’s International, Inc., which at that time operated nearly 2,000 restaurants in the United States and internationally. Mr. Goebel joined Applebee’s in 2001, and while there held several positions, including Senior Vice President of Franchise Operations, Executive Vice President of Operations, Chief Operating Officer, and President, prior to becoming Chief Executive Officer in 2006. From 1998 to 2000, Mr. Goebel was President of Summit Management, Inc., a consulting group specializing in executive development and strategic planning. Previously, Mr. Goebel was the Chief Operating Officer of Finest Foodservice, LLC, a Boston Chicken/Boston Market franchise that he founded and co-owned. The company was responsible for developing 80 restaurants within a seven-state area from 1994 until 1998.

Qualifications:

•

Mr. Goebel’s qualifications to serve on our Board include his business, operational, management, and leadership development experience in the retail, food service, and hospitality industries, and as an executive consultant, including experience in restaurant operations, restaurant and concept development, supply chain management, franchising, executive development, risk assessment, risk management, succession planning, executive compensation and strategic planning.

Ms. Kleiner

Director Since September 2011

Ms. Kleiner has been a director of the Company since September 2011. From 2001 to 2008, Ms. Kleiner was Executive Vice President, General Counsel and Corporate Secretary for Hilton Hotels Corporation, a hotel and resort company. At Hilton, Ms. Kleiner oversaw the company’s legal affairs and the ethics, privacy and government affairs functions. She was also a member of the executive committee with significant responsibility for board of directors matters. From 1999 through 2001, Ms. Kleiner served as a director of a number of Merrill Lynch mutual funds operating under the Hotchkiss and Wiley name. From 1995 to 1998, Ms. Kleiner served as senior executive vice president, chief administrative officer and general counsel of H. F. Ahmanson & Company and its subsidiary, Home Savings of America, where she was responsible for oversight of legal, human resources, legislative and government affairs and corporate communications. Previous to that, from 1977 to 1995, Ms. Kleiner was with the law firm of Gibson, Dunn & Crutcher, including as partner from 1983 to 1995, where she advised corporations and their boards primarily in the areas of mergers and acquisitions, corporate governance, securities transactions and compliance. Ms. Kleiner has served on the Board of Directors of Northrop Grumman Corporation since 2008, where she is a member of the Audit Committee.

Qualifications:

•

Ms. Kleiner’s qualifications to serve on our Board include her experience as general counsel for two public companies and as outside counsel to numerous public companies. She brings to our Board experience as an executive for a major franchisor in the hospitality industry, as well as expertise in corporate governance, risk management, securities laws disclosure, securities transactions, mergers and acquisitions, Sarbanes-Oxley compliance, human resources and executive compensation, government relations and crisis management.

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Ms. Lang

Director Since November 2003

Ms. Lang has been a director of the Company since November 2003. Ms. Lang has been Chairman of the Board since October 2005, and is currently the Chair of the Executive Committee. She has been Chief Executive Officer of the Company since October 2005. Ms. Lang was previously President of the Company, and also served as Chief Operating Officer, Executive Vice President, and she has held other officer-level positions with marketing or operations responsibilities. Ms. Lang has more than 24 years of experience with the Company in various marketing, finance and operations positions. Ms. Lang is a director on the board of WD-40 Company, a publicly traded company.

Qualifications:

•

Ms. Lang’s qualifications to serve on our Board include her business, operational, management, marketing and financial experience in the restaurant industry gained during her tenure with our Company, including in her current position as Chairman and Chief Executive Officer. Her knowledge of our operations, competition and competitive positioning, marketing, research and development, and personnel, along with her deep understanding of our values and culture, bring an important Company perspective to the Board. Her experience as an independent director on the board of a public company and on the boards of multiple civic and educational organizations also brings a valuable perspective on strategy, governance, and community to the Board.

Mr. Murphy

Director Since September 2002

Mr. Murphy has been a director of the Company since September 2002, and is currently Chair of the Audit Committee. Since April 1996, Mr. Murphy has been President and Chief Executive Officer of Sharp HealthCare, a comprehensive healthcare delivery system in San Diego, which has been recognized with the Malcolm Baldrige National Quality Award, the nation’s highest Presidential honor for quality and organizational performance excellence. Prior to his appointment to President and Chief Executive Officer, Mr. Murphy served as Senior Vice President of Business Development and Legal Affairs for Sharp HealthCare. He began his career at Sharp in 1991 as Chief Financial Officer of Grossmont Hospital before moving to a system-wide role as Vice President of Financial Accounting and Reporting. Prior to this, Mr. Murphy provided certified public accounting services, including as a partner at Deloitte.

Qualifications:

•

Mr. Murphy’s qualifications to serve on our Board include his business and management experience leading Sharp HealthCare, a large integrated healthcare delivery system with multiple facilities and more than 15,000 employees, his experience as a senior financial officer of Sharp HealthCare, and his experience as a Certified Public Accountant, and former partner at Deloitte. He also serves on the Board of Directors and executive committee of the California Chamber of Commerce. The Board benefits from Mr. Murphy’s extensive experience in accounting, finance, financial reporting, auditing, governance, labor relations, human resources and compensation, marketing, risk assessment and risk management, strategic planning and quality initiatives.

JACK IN THE BOX INC.  ï  2013 Proxy Statement    9

Mr. Myers

Director Since December 2010

Mr. Myers has been a director of the Company since December 2010. Mr. Myers has served as President and Chief Executive Officer of PETCO Animal Supplies, Inc., a holding company for PETCO Animal Supplies Stores, a large specialty pet supplies retailer in the United States, since 2004. Prior to his appointment to President and Chief Executive Officer, Mr. Myers served as Chief Financial Officer for PETCO from 1998 to 2004. He began his career at PETCO as Vice President and Controller in 1990. Previously, Mr. Myers was a Certified Public Accountant with KPMG LLP. Mr. Myers serves on the board of the Retail Industry Leaders Association, and previously served on the board of Provide Commerce, an e-commerce retailer and public company, from 2004-2006, when Provide Commerce was acquired. Mr. Myers served on the audit committee at Provide Commerce.

Qualifications:

•

Mr. Myers’ qualifications to serve on our Board include more than 26 years of financial and retail operations experience, including 10 years as a CPA and public company auditor with KPMG LLP and 18 years with PETCO, a national specialty retail chain with more than 1,100 stores in 50 states. Mr. Myers brings to the Board his prior experience with serving on a public company board and audit committee, as well as experience with marketing and consumer brands, human resources and compensation, mergers and acquisitions, capital markets, financial reporting, financial oversight, and the financial and strategic issues facing public and private companies.

Mr. Tehle

Director Since December 2004

Mr. Tehle has been a director of the Company since December 2004, and is currently Chair of the Finance Committee. He has been Executive Vice President and Chief Financial Officer of Dollar General Corporation, a publicly traded company, since June 2004. Mr. Tehle served from 1997 to June 2004 as Executive Vice President and Chief Financial Officer of Haggar Corporation, a manufacturing, marketing, and retail corporation. From 1996 to 1997, he was Vice President of Finance for a division of The Stanley Works, one of the world’s largest manufacturer of tools, and from 1993 to 1996, he was Vice President and Chief Financial Officer of Hat Brands, Inc.

Qualifications:

•

Mr. Tehle’s qualifications to serve on our Board include his experience in senior financial management at public companies in the retail and manufacturing industries. As an active CFO, he is responsible for the overall financial management of a large retail organization. Mr. Tehle has experience in the oversight of strategic planning, human resources and compensation, finance, accounting, information systems, investor relations, treasury and internal audit functions. He brings valuable financial expertise and retail and management experience to the Board.

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Ms. Webb

Director Since July 2008

Ms. Webb has been a director of the Company since July 2008, and is currently Chair of the Nominating and Governance Committee. Ms. Webb has been Managing Director for Tennenbaum Capital Partners, LLC, an alternative private investment management firm, since January 2010 and an officer of TCP Capital Corp., a publicly traded company, since April 2012. Prior to joining Tennenbaum Capital Partners, Ms. Webb served from April 2008 to January 2010 as Chief Communications and Investor Relations Officer and Senior Advisor for Ticketmaster Entertainment, Inc. Ms. Webb served from 1988 to 2008 with The Walt Disney Company, most recently as Executive Director and Chief Executive for The Walt Disney Company Foundation. She also served as Disney’s Senior Vice President of Investor Relations and Shareholder Services and oversaw the company’s global strategic financial communications and governance outreach. Her previous roles also included investment banking positions with PaineWebber Inc. and Lehman Brothers.

Qualifications:

•

Ms. Webb’s qualifications to serve on our Board include her experience in senior management at global consumer branded public companies in the entertainment, media, retail, consumer products, hospitality, leisure, and Internet industries and her experience in the global financial services industry, including expertise in finance, investor relations, communications, media and public relations, treasury, corporate governance, corporate social responsibility, strategic planning, mergers and acquisitions, investment banking and capital markets. Ms. Webb brings valuable strategic and financial market insight and governance acumen to the Board.

Mr. Wyatt

Director Since May 2010

Mr. Wyatt has been a director of the Company since May 2010, and is currently Chair of the Compensation Committee. Mr. Wyatt has served as the Chief Executive Officer of Knowledge Universe, a leader in early childhood education, since February 2012. From 2008 through February 2012, Mr. Wyatt was president of the Old Navy division of Gap Inc. He joined Gap Inc. in 2006, and previously served as President of the company’s GapBody division, and President of the company’s Outlet division. From 2004 to 2006, Mr. Wyatt was President and Chief Executive Officer at Cutter & Buck Inc., a designer and marketer of upscale apparel, including serving on the publicly held company’s board of directors. From 2002 to 2004, he served as President of Warnaco Intimate Apparel, a global designer and manufacturer, and from 1999 to 2002, he was Executive Vice President for Strategic Planning and eBusiness Strategies in the Saks family of companies. Additionally, Mr. Wyatt spent more than 20 years with Vanity Fair Corporation serving ultimately as President of Vanity Fair Intimates and Vanity Fair Intimates Coalition.

Qualifications:

•

Mr. Wyatt’s qualifications to serve on our Board include his experience in senior management for major consumer brands in large global retail companies, including strategy and business development, marketing and brand building, product development, supply chain, finance and capital markets, labor relations, human resources and compensation, organizational development and succession planning. He brings extensive experience in growing consumer brands to the Board.

Our director nominees also serve on the boards of various civic and charitable organizations.

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CORPORATE GOVERNANCE

We operate within a comprehensive corporate governance structure that includes the highest standards of professional and personal conduct. Our Corporate Governance Principles and Practices, our ethics Code of Conduct, the charters for our Audit Committee, Compensation Committee, Finance Committee and Nominating and Governance Committee and other corporate governance information are available at

www.jackinthebox.com/investors/corporategovernance. These materials are also available in print to any stockholder upon written request to the Company’s Corporate Secretary, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the Securities and Exchange Commission.

Directors’ Independence

The Board has analyzed the independence of each director. It has determined that Messrs. Goebel, Murphy, Myers, Tehle and Wyatt and Ms. Kleiner and Ms. Webb (consisting of all of our non-employee directors) are independent directors under the NASDAQ Listing Rules, as well as the additional Director Independence Guidelines adopted by the Board. As part of its analysis, the Board determined that none of these directors have a material relationship with the Company. Ms. Lang was determined not to be independent because she is our Chief Executive Officer. The Board determined that Mr. Murray Hutchison, who retired from the Board effective at the 2012 Annual Meeting, was an independent director during his Board service in fiscal 2012.

The Jack in the Box Inc. Director Independence Guidelines provide that a director shall not be independent if he or she is: (a) a director, executive officer, partner or owner of 5% or greater interest in a company that either purchases from or makes sales to our Company that total more than one percent of the consolidated gross revenues of such company for that fiscal year; (b) a director, executive officer, partner or owner of 5% or greater interest in a company from which our Company borrows an amount equal to or greater than one percent of the consolidated assets of either our Company or such other company; or (c) a trustee, director or executive officer of a charitable organization that has received in that fiscal year discretionary donations from our Company that total more than one percent of the organization’s latest publicly available national annual charitable receipts.

Board Meetings, Annual Meeting of Stockholders, and Attendance

The Board held six meetings in fiscal 2012. We expect each director to attend each meeting of the Board and of the committees on which he or she serves. We also expect them to attend the Annual Meeting of Stockholders. During the time each director served on the Board in fiscal 2012, each director attended more than 75% of the meetings of the Board and of the committees on which he or she served. All of the then-sitting directors attended the 2012 Annual Meeting. We currently expect all of our directors standing for election to be present at the 2013 Annual Meeting.

Determination of Current Board Leadership Structure

The Nominating and Governance Committee’s Charter provides that the Committee will annually assess the leadership structure of the Board and recommend a structure to the Board for approval. In September 2012, the Nominating and Governance Committee conducted that assessment, including assessing whether (i) our Chief Executive Officer (“CEO”), Ms. Lang, should continue to serve as Chairman of the Board and (ii) the Board should continue to have an independent Lead Director. The Committee recommended to the Board, and the Board approved, that the current structure of combining the positions of Chairman and CEO and appointing a Lead Director is effective and appropriate for the Company at this time.

The Board determined that combining the positions of Chairman and CEO continues to be in the best interests of the Company. The Board determined that having one individual serve in both roles provides for clear leadership, accountability, and alignment on corporate strategy. The Board believes that combining the roles of Chairman and CEO puts Ms. Lang in the best position to use her in-depth knowledge of our industry, our business and its challenges, and our stakeholders, including our stockholders, employees, and franchisees, to provide the Board with the information and leadership needed to set agendas and direction for the Company. The Board does not believe that having an independent Chairman would make the Board’s risk oversight processes more effective. The Board noted that the Chairman and CEO has provided the Board with timely and relevant information regarding the Company’s business.

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In reaching its recommendation, the Board also considered:

•	The Company’s long standing policies and practices for strong, independent oversight, including:

•	a Board with a high degree of independence, including only one non-independent member;

•	Board Committees (other than the Executive Committee) that are composed entirely of independent directors;

•	Board Committee Chairs who review and approve agendas before Committee meetings;

•

an annual evaluation of the performance of the Chairman and Chief Executive Officer by the Compensation Committee, which evaluation is then discussed with the independent directors of the Board in executive session;

•	regular executive sessions attended only by independent directors held by the Board and key Board Committees;

•	the ability of the independent directors to call meetings of the Board and recommend agenda topics to be considered by the Board; and

•	an independent Lead Director with oversight responsibility for executive sessions and information flow to the Board; and

•	the impact that changing the current Board leadership structure would have on the Company.

Based on these factors, the Board concluded that retaining the current Board leadership structure provides valuable stability and effective leadership.

Lead Director

The independent directors have appointed a Lead Director from among the independent directors serving on the Board. Our Corporate Governance Principles and Practices provide for the Lead Director to fulfill the following functions:

•	set agendas for the executive sessions of the Board;

•	preside at the executive sessions of the independent directors;
•	act as the main communication channel between the Board and the CEO; and

•	determine the format and adequacy of information flow to the Board.

The Lead Director may perform other functions as the Board may direct, including advising management on the agenda for Board meetings. Mr. Goebel currently serves as Lead Director.

The Board’s Role in Succession Planning

The Board’s goal is to have an ongoing program for effective senior leadership development and succession. As reflected in our Corporate Governance Principles and Practices, the Board’s practice is to have the CEO review annually with the full Board the abilities of the key senior managers and their likely successors. The Board also considers management succession issues when meeting in executive session. Additionally, the Board oversees long range plans for management development and retention, and executive succession, including CEO succession. At times, the Board will delegate to the Compensation Committee responsibility to review and advise on succession planning, in which case the Board expects the Committee to review such plans with management and the Board and to make recommendations to the Board with respect thereto.

Board Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management. The Board’s role is to provide oversight of the processes designed to identify, assess and monitor key risks and risk mitigation activities. The Board fulfills its risk oversight responsibilities through (i) reports directly from managers responsible for the management of particular business risks, and (ii) reports by each Committee Chair regarding the Committee’s oversight of specific risk topics.

The Board has delegated oversight of specific risk areas to Committees of the Board. For example, the Audit Committee discusses with management the Company’s major risk exposures and the steps management has taken to monitor and mitigate those exposures, including the processes for enterprise risk assessment and risk management. As another example, the Compensation Committee discusses with management and its independent consultant the risks arising in connection with the design of the Company’s compensation programs and succession planning. The risk oversight responsibility of each Board Committee is described in its committee charter available at www.jackinthebox.com/investors/corporategovernance. A more detailed discussion of the Compensation Committee’s oversight of compensation risk is found in “Risk Analysis of Compensation Programs” on page 44.

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Executive Sessions

Our independent, non-employee directors meet in executive session without management present at each regularly scheduled meeting of the Board. Mr. Goebel is currently designated by the Board to act as the Lead Director for such executive sessions. The Audit Committee also holds executive sessions at each regularly scheduled meeting, and the other committees of the Board meet in executive session as they deem appropriate.

Committees of the Board

The Board of Directors has five standing committees: Audit, Compensation, Nominating and Governance, Finance, and Executive. The authority and responsibility of each committee is summarized below. A more detailed description of the functions of the Audit, Compensation, Nominating and Governance, and Finance Committees is included in each committee charter available at www.jackinthebox.com/investors/corporategovernance.

Committee Member Independence. The Board has determined that each member of the Audit, Compensation, Nominating and Governance, and Finance Committees is an independent director for purposes of the NASDAQ Listing Rules as well as under the additional Director Independence Guidelines adopted by the Board. In addition, the members of the Audit Committee are all independent as required under Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, and the members of the Compensation Committee meet the definitions of (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”).

Audit Committee. As more fully described in its charter, the Audit Committee assists the Board of Directors with overseeing:

•	the integrity of the Company’s financial reports;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accountant’s performance, qualifications and independence;

•	the performance of the Company’s internal auditors; and

•	the Company’s processes for identifying, evaluating, and addressing major financial, legal, regulatory compliance, and enterprise risks.

The Audit Committee has sole authority to select, evaluate, and when appropriate, replace the Company’s independent registered public accountants. The Audit Committee has appointed KPMG LLP (“KPMG”) as its independent registered public accountants for fiscal 2013 and is asking the stockholders to ratify this appointment in Proposal 2. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider the selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year.

The Audit Committee meets at least each quarter with KPMG, the Company’s Division Vice President of Internal Audit, and management to review the Company’s annual and interim consolidated financial results before the publication of quarterly earnings press releases and the filing of quarterly and annual reports with the Securities and Exchange Commission (“SEC”). The Audit Committee also meets at least each quarter in private sessions with KPMG, management and the Division Vice President of Internal Audit. The Audit Committee also oversees the Company’s Business Ethics Program, which includes receiving a quarterly report from the Ethics Officer. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by SEC rules. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee on page 21. The Audit Committee held five meetings in fiscal 2012.

Compensation Committee. As more fully described in its charter, the Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive officer compensation, and it oversees the performance evaluation of management. The Compensation Committee reviews and approves the Company’s compensation philosophy, each of the compensation components, equity and benefit plans, and the compensation of executive officers, including performance goals and objectives for performance-based executive compensation. The Compensation Committee discusses with management and reports to the Board major risk exposures and the monitoring and mitigation activities undertaken by management in connection with the design and administration of the Company’s compensation programs and succession planning. The Committee has approved the disclosures in the Company’s Compensation Discussion and Analysis that begins on page 26 of this Proxy Statement. The Compensation Committee held seven meetings in fiscal 2012.

Executive Committee. The Executive Committee is authorized to exercise all powers of the Board in the management of the business and affairs of the Company while the Board is not in session. The Executive Committee did not meet in fiscal 2012.

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Finance Committee. As more fully described in its charter, the Finance Committee assists the Board in advising and consulting with management concerning financial matters of importance to the Company. Topics considered by the Committee include the Company’s capital structure, financing arrangements, stock repurchase programs, capital investment policies, investment performance oversight for the Company’s retirement plans, the budget process, and the financial implications of major acquisitions and divestitures. The Finance Committee discusses with management and reports to the Board major risk exposures and the monitoring and mitigation activities undertaken by management in connection with the matters overseen by the Committee, including proposed major transactions, capital structure, investment portfolio including employee benefit plan investments, financing arrangements, and share repurchase programs. The Finance Committee held five meetings in fiscal 2012.

Nominating and Governance Committee. As more fully described in its charter, the Nominating and Governance Committee duties include identifying and recommending qualified candidates to be nominated for election as directors at the annual meeting or to be appointed by the Board to fill an existing or newly created vacancy on the Board; recommending members of the Board to serve on each Board committee; and annually reviewing and recommending the leadership structure of the Board. The Nominating and Governance Committee discusses with management and reports to the Board major risk exposures in connection with matters overseen by the Committee. Its activities include:

•	evaluating director candidates for nomination;

•	evaluating the appropriate Board size;

•	reviewing and recommending corporate governance guidelines to the Board;

•	providing oversight with respect to the annual evaluation of Board, committee and individual director performance;

•	overseeing the Corporation’s political and charitable contributions;

•	assisting the Board in its oversight of the Corporation’s insider trading compliance program; and

•	recommending director education.

All nominees for election as Directors currently serve on the Board of Directors and are known to the Nominating and Governance Committee in that capacity. The Nominating and Governance Committee held six meetings in fiscal 2012.

Policy Regarding Consideration of Candidates for Director. The Nominating and Governance Committee has the responsibility to identify, screen, and recommend qualified candidates to the Board for nomination as directors. In order to be evaluated pursuant to the Nominating and Governance Committee’s established procedures, stockholder recommendations for candidates for the Board must be sent in writing to the following address at least 120 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders:

Nominating and Governance Committee of the Board of Directors

c/o Office of the Corporate Secretary

Jack in the Box Inc.

9330 Balboa Avenue

San Diego, CA 92123

Any recommendation submitted by a stockholder to the Nominating and Governance Committee must include the same information concerning the potential candidate and the recommending stockholder as would be required under Article III, Section 3.16 of the Jack in the Box Inc. Bylaws if the stockholder wished to nominate the candidate directly. In evaluating director candidates, the Nominating and Governance Committee considers the qualifications listed in the Jack in the Box Inc. Corporate Governance Principles and Practices, which are available at www.jackinthebox.com/ investors/corporategovernance. The following are some of the factors considered by the Nominating and Governance Committee in evaluating director candidates:

•	the appropriate size of the Board;

•	the needs of the Company with respect to particular skills, background, and experience;

•

the skills, background and experience of the nominee in light of the skills, background and experience already possessed by members of the Board, including whether those qualities add to a diversity of viewpoints and perspectives on the Board;

•	independence from management and potential conflicts of interest;

•	experience with accounting rules and practice;

•	experience with executive compensation;

•	applicable regulatory and listing requirements;

•	the benefits of constructive working relationships among directors; and

•	the desire to balance the considerable benefits of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Committee considers all candidates regardless of the source of the recommendation. In addition to stockholder recommendations, the Committee considers recommendations from current directors, Company personnel and others. From time to time, the Nominating and Governance Committee retains a search firm to assist it in identifying and screening candidates, and conducting reference checks. The Committee applies the

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same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources.

A candidate nominated by a stockholder for election at an Annual Meeting of Stockholders will not be eligible for election unless the stockholder proposing the nominee has provided timely notice of the nomination in accordance with the deadlines (at least 120 days and no more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders) and other requirements set forth in the Company’s Bylaws.

Article III, Section 3.16 of the Company’s Bylaws provides that, in order to be eligible for election as a Director, a candidate must deliver to the Corporate Secretary statements indicating whether the candidate:

(a)	is a party to any voting commitment that has not been disclosed to the Company;

(b)	is a party to any voting commitment that could limit the nominee’s ability to carry out a director’s fiduciary duties;

(c)	is a party to any arrangements for compensation, reimbursement, or indemnification in connection with service as a director and has committed not to become a party to any such arrangement;

(d)	will comply with the Company’s publicly disclosed policies and guidelines.

The foregoing is a summary of provisions of the Company’s Bylaws, and is qualified by reference to the actual provisions of Article III, Section 3.16.

Committee Assignments

Effective February 2012, the Board of Directors approved the following Board Committee assignments and designated David Goebel as the Lead Director. The Board of Directors considers new assignments and the designation of a new Lead Director effective each February:

Directors	Audit Committee	Compensation Committee	Nominating & Governance Committee	Finance Committee	Executive Committee	Lead Director
David L. Goebel		✓	✓		✓	✓
Madeleine A. Kleiner*		✓	✓
Linda A. Lang					Chair
Michael W. Murphy**	Chair	✓			✓
James M. Myers	✓			✓
David M. Tehle	✓			Chair
Winifred M. Webb***	✓		Chair
John T. Wyatt****		Chair		✓
*	Ms. Kleiner became a member of the Compensation Committee effective February 2012.
**	Mr. Murphy became Chairman of the Audit Committee effective February 2012.
***	Ms. Webb became a member of the Audit Committee, and ceased service on the Finance Committee, effective February 2012.
****	Mr. Wyatt became Chairman of the Compensation Committee effective February 2012.

Code of Conduct

Jack in the Box is committed to establishing and maintaining an effective compliance program that is intended to increase the likelihood of preventing, detecting, and correcting violations of law or Company policy. In 1998, the Company adopted a Code of Conduct (the “Code”) which is applicable to all officers, and employees, as well as to our Board of Directors. The Company also provides our franchisees and significant vendors with our Code and procedures for communicating any ethics or compliance concerns to the Company. This Code is revised from time to time, most recently in 2011.

The Code is available on the Company’s website www.jackinthebox.com/investors/corporategovernance. We will disclose amendments to, or waivers of our Code that are required to be disclosed under the securities rules, by posting such information on the Company’s website, www.jackinthebox.com. Any waiver of our Code for directors or executive officers must be approved by the Board of Directors. The Company has not made any such waivers and does not anticipate making any such waiver.

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Corporate Governance Principles and Practices

The Company has adopted Corporate Governance Principles and Practices (the “Principles and Practices”) which contain general principles and practices regarding the function of the Board of Directors and the Board Committees. The Principles and Practices are reviewed regularly by the Nominating and Governance Committee and revised when appropriate. The full text of the Principles and Practices may be found at www.jackinthebox.com/investors/corporategovernance. The Principles and Practices address many of the items discussed above, and also include, among other things, the following items concerning the Board:

1.	Limitation on Other Board Service. The Principles and Practices set forth the Board’s policy limiting non-employee directors to simultaneous service on the Boards of no more than four public companies, including Jack in the Box Inc. The Board has an approval process that generally limits each of our officers to serving on no more than one public company’s board outside of Jack in the Box Inc. The approval process considers both the time commitment and potential business conflicts inherent in such service, and is administered by the Nominating and Governance Committee.

2.	Retirement Policy. The Board has adopted a retirement policy under which directors may not stand for election or be appointed after age 73.

3.	Board, Committee, and Individual Director Evaluations. Each year the Directors complete an evaluation process focusing on an assessment of Board operations as a whole and the service of each director. Additionally, each of the Audit, Compensation, Finance, and Nominating and Governance Committees conducts a separate evaluation of its own performance and the adequacy of its Charter. The Nominating and Governance Committee coordinates the evaluation of individual directors and of the Board operations, and reviews and reports to the Board on the annual self-evaluations completed by the committees.

4.	New-Director Orientation and Continuing Education. The Board works with management to schedule new-director orientation programs and continuing education programs for directors. Orientation is designed to familiarize new directors with the Company and the franchise restaurant industry as well as Company personnel, facilities, strategies and challenges. Continuing education programs may include in-house and third party presentations and programs.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is an officer, former officer, or employee of the Company. During fiscal 2012, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities

Act of 1933. During fiscal 2012, no interlocking relationship existed between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand.

Communications with the Board of Directors

Stockholders or others who wish to communicate any concern of any nature to the Board of Directors, any Committee of the Board, or any individual director or group of directors, may write to a director or directors in care of the Office of the Corporate Secretary, Jack in the Box Inc. 9330 Balboa Avenue, San Diego, CA 92123, or telephone 1-888-613-5225. Your letter should indicate that you are a stockholder of the Company.

Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of our Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and

Governance Committee. For all other matters, our Corporate Secretary will, depending on the subject matter:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about our Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The Compensation Committee of the Board of Directors (the “Committee”) has responsibility for recommending to the Board the form and amount of compensation for our non-employee directors. The following discussion of compensation and stock ownership guidelines applies only to our non-employee directors, and does not apply to Ms. Lang who, as an employee of the Company, is compensated as an executive officer and does not receive additional compensation for her service as a director.

The Board believes that total compensation for directors should be reflective of the work required in both (i) their ongoing oversight and governance role, and (ii) their continuous focus on driving long-term performance and stockholder value. The compensation program is designed to provide pay that is competitive with directors in the Company’s Peer Group, which is described in Section III.b. of the Compensation Discussion & Analysis (“CD&A”) in this Proxy Statement. It consists of a combination of cash retainers and equity awards in the form of time-vested restricted stock units (“RSUs”). “Competitive” is defined as approximating the 50th percentile of pay of Peer Group directors.

2012 Program Changes

Director compensation is reviewed every two to three years. In fiscal 2012, the Committee:

•	Increased the retainer for the Lead Director from $10,000 to $17,500 to align with market data and the role and responsibilities of the Lead Director.

•

Modified the holding requirement of directors’ annual equity grants. For all new grants in fiscal 2012 and going forward, each director’s annual equity grant will be subject to a 50% holding requirement until termination of service with the Board. This revises the prior holding requirement that, if at the time of the grant a director’s ownership of Common Stock was less than $150,000 in value, 100% of the grant would be held until termination of service from the Board; and if ownership was equal to or exceeded $150,000 in value, 50% of the grant would be held until termination of service. This change was made to provide the opportunity for directors to sell shares if needed to meet tax obligations related to vesting of grants.

Annual Compensation Program

a. Cash Retainers

Each director receives an annual cash retainer for his or her service on the Board, service on Board committees, and service as Lead Director, as applicable. There are no meeting fees. Retainers are paid in a single installment on the first business day of the month following the annual stockholder meeting each year. Directors with less than one full year of service receive a prorated retainer that is paid on the first business day of the month following his or her appointment to the Board.

2012 RETAINERS

Annual Retainer:	$50,000
Lead Director (1):	$17,500

Committee	Committee Chair (2)	Committee Membership
Audit	$25,000	$10,000
Compensation	$25,000	$7,500
Finance	$12,500	$5,000
Nominating & Governance	$12,500	$5,000
(1)	Increased from $10,000 to $17,500 in February 2012
(2)	Includes committee membership retainer

Deferred Compensation Plan — Directors may elect to defer receipt of some or all of their cash retainers in the form of Common Stock equivalents under the Jack in the Box Inc. Deferred Compensation Plan for Non-Management Directors (the “Director Deferred Compensation Plan”). The number of Common Stock equivalents credited to a director’s account is based on a per share price equal to the average of the closing price of Jack in the Box Inc. Common Stock on the NASDAQ Stock Market for the ten (10) trading days immediately preceding the date the deferred compensation is credited to the director’s account. The director’s account is settled in an equal number of shares of Common Stock upon a pre-specified distribution date or the director’s termination of service from the Board. The Director Deferred Compensation Plan is a non-qualified plan under the IRC.

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b. Annual Equity Grant — Restricted Stock Units

Each director receives an annual grant of RSUs under the 2004 Stock Incentive Plan. The Company grants RSUs for the following reasons:

•	RSUs cause the value of directors’ share ownership to rise and fall with that of other stockholders, serving the objective of alignment with stockholder interests.

•	Restricted stock and RSUs are a prevalent form of director compensation among the Company’s Peer Group.

To determine the number of RSUs granted, the annual equity award value of $90,000 is divided by the closing price of Common Stock on the date of the annual grant. The RSUs vest on the first business day 12 months from the date of grant or upon the director’s termination of service with the Board. Directors may elect to defer receipt of their RSUs until a later date in compliance with IRC 409A.

Director Stock Holding Requirement

The Board believes that all directors should maintain a meaningful personal financial stake in the Company to align their long-term interests with those of our stockholders. Pursuant to our Principles and Practices, it is the Board’s desire that each non-employee director will hold at least a value of $150,000 in Jack in the Box Inc. Common Stock within a reasonable period after joining the Board. Effective beginning fiscal 2012, all grants of equity to directors require that the director will hold at least 50% of the shares resulting from each grant until his or her termination of service from the Board. The table below shows each director’s ownership value as of fiscal year end 2012, based on a closing stock price of $28.11 on the last trading day of fiscal 2012, September 28, 2012.

Name	Board Service Effective Date	Direct Holdings / RSUs	Deferred Units & Stock Equivalents	Total Value
Mr. Goebel	Dec. 2008	$469,212	$0	$469,212
Ms. Kleiner	Sept. 2011	$221,535	$0	$221,535
Mr. Murphy	Sept. 2002	$89,081	$1,318,218	$1,407,299
Mr. Myers	Dec. 2010	$576,339	$0	$576,339
Mr. Tehle	Dec. 2004	$313,961	$960,294	$1,274,255
Ms. Webb	July 2008	$469,212	$0	$469,212
Mr. Wyatt	May 2010	$477,308	$132,454	$609,762

Expenses

The Company reimburses directors for customary and usual travel and out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

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Fiscal 2012 Compensation

For fiscal 2012, the average annual compensation of directors was $163,571, comprised of (i) $73,571 in cash, and (ii) $90,000 in RSUs. This average excludes Mr. Hutchison who retired from the Board on February 17, 2012, the date of the 2012 Annual Meeting of Stockholders, and was paid no compensation during fiscal 2012.

The following table provides the compensation amounts for each of the Company’s other directors in fiscal 2012.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Mr. Goebel	$80,000	$90,000	$170,000
Ms. Kleiner	$62,500	$90,000	$152,500
Mr. Murphy	$82,500	$90,000	$172,500
Mr. Myers	$65,000	$90,000	$155,000
Mr. Tehle	$72,500	$90,000	$162,500
Ms. Webb	$72,500	$90,000	$162,500
Mr. Wyatt	$80,000	$90,000	$170,000
(1)	The amount reported in the “Fees Earned or Paid in Cash” column reflects Board and Committee retainers paid to each director in 2012 either in cash or deferred at the director’s election.
(2)

The amount in the “Stock Awards” column reflects the grant date value of RSUs granted under the 2004 Stock Incentive Plan, computed in accordance with FASB ASC Topic 718. Each director received an annual equity award of 3,169 RSUs, valued at $90,000 on the date of grant, September 27, 2012. The restricted stock units vest 100% on the first business day 12 months from the date of grant or upon termination of service with the Board.

Outstanding Equity at Fiscal Year Ended

The table below sets forth the aggregate number of RSUs and shares underlying outstanding stock options held by directors at the end of fiscal 2012.

Name	RSUs	Stock Options (1)
Mr. Goebel	16,692	24,000
Ms. Kleiner	7,881	0
Mr. Murphy	11,692	60,400
Mr. Myers	15,503	0
Mr. Tehle	16,692	60,400
Ms. Webb	16,692	24,000
Mr. Wyatt	21,692	0
(1)	In fiscal 2009, directors began receiving annual equity grants in the form of RSUs rather than stock options.

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REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Jack in the Box Inc.’s audited consolidated financial statements for the fiscal year ended September 30, 2012.

The Audit Committee has reviewed and discussed the annual consolidated financial statements with management and KPMG LLP, the Company’s independent registered public accounting firm (the “independent auditor”). Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee met on five occasions in the fiscal year ended September 30, 2012. The Audit Committee met with the independent auditor, with and without management present, to discuss the results of its audits and quarterly reviews of the Company’s financial statements. The Audit Committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee also received from the Company’s independent auditor the written disclosures and the letter required by applicable requirements of PCAOB regarding their communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of the independent auditor.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent auditor, which, in their reports, express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles.

Based on the reviews and discussions referred to above, and the reports of KPMG, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, for filing with the SEC.

THE AUDIT COMMITTEE

Michael W. Murphy, Chair

James M. Myers

David M. Tehle

Winifred M. Webb

This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

The following table presents fees billed for professional services rendered by KPMG, the Company’s independent registered public accountants, for the fiscal years ended September 30, 3012 and October 2, 2011.

	2012	2011
Audit Fees (1)	$1,115,000	$1,010,000
Audit Related Fees	—	—
Tax Fees (2)	—	30,000
All Other Fees	—	—
KPMG Total Fees	$1,115,000	$1,040,000
(1)

Audit fees include fees for the audit of the Company’s consolidated annual financial statements and the audit of the effectiveness of internal controls over financial reporting. Audit fees also include fees for review of the interim financial statements included in our Form 10-Q quarterly reports and the issuance of consents and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consist of aggregate fees billed for professional services rendered by our independent registered public accountants for tax compliance, tax advice, and tax planning.

Registered Public Accountants’ Independence. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining KPMG’s independence, and has determined that the provision of such services has not adversely affected KPMG’s independence.

Policy on Audit Committee Pre-Approval of Services. The Company and its Audit Committee are committed to ensuring the independence of the independent registered public accountants, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with applicable securities rules. The Audit Committee’s pre-approval policy is set forth in the Audit Committee Pre-Approval Policy, included as Exhibit A to this Proxy Statement.

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PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2013. Although action by stockholders in this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of this appointment.

KPMG has served as the Company’s independent auditor since 1986. One or more representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders. The following proposal will be presented at the Annual Meeting:

Action by the Audit Committee appointing KPMG LLP as the Company’s independent registered public accountants to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 29, 2013, is hereby ratified, confirmed and approved.

Vote Required for Ratification

Ratification requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” this proposal. Brokers have discretionary authority to vote uninstructed shares on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

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PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers (“NEOs”) as disclosed in the CD&A, the compensation tables, narrative disclosures and related footnotes included in this Proxy Statement. This proposal is commonly known as a “Say on Pay” proposal.

The Say on Pay vote is advisory, and therefore nonbinding on the Company; however, the Compensation Committee of the Board of Directors, which is comprised entirely of independent directors, values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions. We received an over 92% favorable vote on Say on Pay at our February 2012 Annual Meeting of Stockholders.

As discussed in more detail in the CD&A, the Compensation Committee engages the services of an independent compensation consultant to advise on executive compensation matters, including competitive compensation targets within the marketplace, and Company performance targets and analysis. This consultant works exclusively for the Compensation Committee and performs no other work for the Company. Our executive compensation program is designed to attract and retain a talented team of executives who can deliver on our commitment to build long-term stockholder value. The Compensation Committee believes our program is competitive in the marketplace, links pay to performance by rewarding our NEOs for achievement of short-term and long-term financial and strategic goals, and aligns our NEOs’ interests with the long-term interests of our stockholders by providing a mix of performance- and service-based equity awards. Specifically, a significant portion of compensation paid to our NEOs is based on the Company’s business performance.

The Compensation Committee believes stockholders should consider the following key components of our compensation programs and governance practices when voting on this proposal:

Pay for Performance Orientation

•

Targeted Pay. We target executive base salary, total cash compensation, and total direct compensation at around the 50th percentile of the market for performance that meets expectations, with the opportunity for above-market compensation only if performance exceeds expectations.

•	Pay Mix. Our executive compensation program includes a mix of fixed and variable compensation, including annual and long-term incentives that create a balance between short-term and long-term focus.

•

Annual Incentives. Our NEOs earned an annual incentive in fiscal 2012 because the Company exceeded financial performance targets on Operating Earnings Per Share and Restaurant Operating Margin, and also achieved and exceeded its fiscal 2012 strategic goals. Strategic goals are included in the annual incentive plan to motivate and reward for achievements that best position the Company for the future but do not necessarily show up in our annual financial results. In fiscal 2012, these strategic goals included (a) growth in Jack in the Box system average unit volumes, and (b) general and administrative (“G&A”) reductions, including re-engineering, restructuring, and process simplification.

•

Long-Term Incentives. Equity awards for our NEOs include a mix of option awards, performance share units (“PSUs”), and time-vested restricted stock awards (“RSUs”) with holding requirements. In 2012, our NEOs received no payout on the PSUs granted in 2009 due to the Company’s failure to achieve threshold performance for the fiscal 2010-2012 performance period.

Alignment with Long-Term Stockholder Interests

•	Stock Ownership Requirement. Our NEOs and other senior executives are required to own a significant amount of the Company’s stock, based on a multiple of salary.

•

Equity Awards. Our option awards and time-vested RSUs have multi-year vesting, and performance awards are based on achievement of financial and operational goals over a three-year period. Time-vested restricted stock awards are subject to a holding requirement of 50% or 100% until termination or retirement, based on whether the executive has met his or her stock ownership requirement on the date of the equity grants. The value of these awards is directly linked to our stock price, aligning the financial interests of our NEOs with the interests of our stockholders.

•	Evergreen Plan/No Repricing. We do not have an evergreen plan, and we prohibit repricing awards without stockholder approval.

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Recommendation

With the assistance of its independent compensation consultant, the Compensation Committee has thoughtfully developed our executive compensation programs and established the compensation paid to our NEOs to link pay to performance and provide an appropriate balance of short-term and long-term incentives that are aligned with long-term stockholder interests. Accordingly, the Board of Directors recommends that you vote in favor of the following resolution:

“RESOLVED, that Jack in the Box Inc. stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s Compensation Discussion and Analysis, tabular disclosures, and other narrative disclosures in this Proxy Statement for the 2013 Annual Meeting of Stockholders.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as votes cast “FOR” or “AGAINST” the proposal, and will not be included in calculating the number of votes necessary for approval for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains the key elements of our executive compensation program and compensation decisions for our named executive officers (“NEOs”). The Compensation Committee of our Board of Directors (the “Committee”), with input from its independent compensation consultant, oversees these programs and determines compensation for our NEOs.

Our fiscal year 2012 NEOs are:

•	Linda A. Lang	Chairman and Chief Executive Officer (“CEO”), our principal executive officer

•	Jerry P. Rebel	Executive Vice President, Chief Financial Officer (“CFO”), our principal financial officer

•	Leonard A. Comma	President and Chief Operating Officer (“COO”)

•	Phillip H. Rudolph	Executive Vice President, General Counsel and Corporate Secretary

•	Gary J. Beisler	President and Chief Executive Officer, Qdoba Restaurant Corporation (“Qdoba CEO”)

I. EXECUTIVE SUMMARY

Jack in the Box is committed to building long-term stockholder value. Our executive compensation program is designed to deliver on this commitment by using a balanced performance measurement framework that is aligned with the key drivers of performance and stockholder value creation. This executive summary provides an overview of our 2012 Company performance, compensation framework and pay actions, targeted total direct compensation, CEO pay for performance alignment, and governance practices.

a. Fiscal 2012 Company Performance

Despite the continued challenging macroeconomic environment, the Company delivered strong financial and operational performance in fiscal 2012 and we believe that the pay-for-performance philosophy of our executive compensation program was a key driver of our success. Our performance reflects the strength of our leadership team and employees, the success of our franchise business model, the restructuring activities we have undertaken to drive organizational efficiencies, and our focus on enhancing the entire guest experience in our restaurants. Fiscal 2012 highlights include:

•

Same-store sales at Jack in the Box company-operated restaurants improved 4.6% for the year, with traffic growth representing half of this increase. Fiscal 2012 was our best year of sales performance for Jack in the Box since 2007, and we believe we have strategies in place to continue to drive sustainable sales and market share growth.

•	Same-store sales at Qdoba company-operated restaurants increased 2.8% for the year.

•	Consolidated restaurant operating margin improved 240 basis points over fiscal 2011 to 15.1% of sales.

•	Operating Earnings Per Share (“EPS”)[1] increased 41% to $1.20 per share.

•	Jack in the Box has delivered seven straight quarters of sequential improvement in speed of service, and also achieved significantly higher guest satisfaction scores in the past year. We believe these improvements are building trust with our guests and driving additional visits.

•	Jack in the Box franchisees completed reimaging their restaurants during the year, resulting in an updated image for our entire system.

•	We continued to execute on our Jack in the Box refranchising strategy. As of fiscal year end, we were 76% franchised, and approaching our 80% long term target.

•	Ninety-five new restaurants were opened systemwide, including 37 Jack in the Box and 58 Qdoba restaurants. We also acquired 46 Qdoba restaurants from Qdoba franchisees.

•

We engaged in a comprehensive review of our organizational structure. As a result, we believe we are a more efficient company and are closer to achieving our goal of reducing G&A expense to a range of 3.5%-4.0% of system-wide sales.

•	We outsourced our Jack in the Box distribution business, which we believe will free up a substantial amount of working capital.

These accomplishments helped us substantially exceed our annual incentive plan performance targets for Operating EPS and Restaurant Operating Margin, as well as our fiscal 2012 strategic goals. Accordingly, our NEOs received close to the maximum annual incentive payout for the Company’s fiscal 2012 performance.

[1]

Operating EPS refers to diluted EPS from continuing operations on a GAAP basis excluding restructuring charges and gains from refranchising. Please see the Company’s current report on Form 8-K and accompanying press release filed November 19, 2012.

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b. Fiscal 2012 Compensation Framework

Our executive compensation program is designed to motivate, engage, and retain a talented leadership team and to appropriately reward them for their contributions to our business. Our performance measurement framework consists of a combination of financial, operational, and strategic performance metrics, varying time horizons, and multiple equity vehicles. A large portion of executive compensation is variable and is directly tied to the achievement of annual and longer-term financial and operating goals. In combination, these metrics and variables provide a balanced and comprehensive view of performance, and drive the Committee’s executive compensation decisions. Our performance measurement framework and key fiscal 2012 pay actions for Jack in the Box and for the Qdoba CEO, respectively, are summarized below.

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c. Fiscal 2012 Targeted Total Direct Compensation

The chart below illustrates the percentage breakdown of targeted total direct compensation (“TDC”) (consisting of base salary, target annual incentive, and target long-term incentive) for each NEO in fiscal 2012. Consistent with our pay for performance philosophy, the largest portion of compensation is variable, at-risk pay in the form of annual and long-term incentives, 80% for our CEO and 64%-72% for our other NEOs.

The Committee determined, based on market data and advice provided by its independent consultant, that the appropriate targeted TDC for our CEO in fiscal 2012 was $4.732 million (consisting of base salary of $966,000, target annual incentive of $966,000, and target long-term incentive of $2.8 million) which approximated the median of the relevant market data set. Based on the Company’s strong fiscal 2012 performance, and consistent with our compensation philosophy of “exemplary pay for exemplary performance,” Ms. Lang’s actual TDC exceeded targeted TDC primarily due to her annual incentive payout, as shown below.

CEO Total Direct Compensation
	Target	Actual
Salary	$966,000	$962,192
Annual Incentive	$966,000	$1,922,630
Long-Term Incentive (1)	$2,800,000	$2,843,996
Total	$4,732,000	$5,728,818
(1)

The slight variance in the value of target versus actual long-term incentive award ($43,966) is attributable to (a) the methodology used by the Committee to determine the number of shares awarded (60 day average closing price approximately two weeks prior to Committee approval date) versus (b) the price on the grant date, which, in accordance with our standard practice, is the second business day of the open “window” (under the Company’s Employee/Insider Trading Policy) following the release of the prior fiscal year-end earnings.

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d. CEO Compensation and Pay for Performance Alignment

Each year, the Committee assesses our CEO’s actual compensation relative to the Company’s performance. The following graph shows the relationship of our CEO’s actual TDC (base salary, actual annual incentive earned and long term incentive equity grant date fair value, as reflected in the Summary Compensation Table or “SCT”) compared to our cumulative shareholder return performance in each of the last five fiscal years. As illustrated, Ms. Lang’s compensation generally increased with strong performance and decreased when performance declined.

(1)	The Cumulative Total Return numbers assume that the value of the investment in the Company’s Common Stock was $100 on September 30, 2007 and track such investment through September 30, 2012.
(2)

The equity award value included in the TDC for 2008 above is based on the value in the Grants of Plan-Based Awards table in the proxy statement for that fiscal year (rather than the SCT, which used fiscal year accounting expense per SEC requirements in place at that time). This value was used in order to provide comparability with the reporting of award values for fiscal 2010 through 2012, based on the SEC requirement to report the grant date fair market values in the SCT beginning fiscal 2010.

(3)

Note on 2009 TDC. Ms. Lang’s total direct compensation from fiscal 2009 to 2010 increased solely due to a shift in timing of the annual equity grants. As explained in our prior proxy statements, beginning in 2009, the Committee shifted the timing of the annual equity grants to executives from September to November, resulting in the 2009 grant being shifted into fiscal 2010. Absent this timing shift, the CEO’s 2010 TDC would have decreased from 2009.

e. Governance Practices

The Company has several governance practices that it believes reinforce the soundness of our compensation programs:

•	The Compensation Committee is made up entirely of independent directors;

•	The Committee retains an independent compensation consultant who works exclusively for the Committee and does not perform any other work for the Company;

•

The Company ceased providing tax gross-ups in any compensation arrangements entered into in 2009 and later, except for relocation costs as approved by the Board. No relocation expenses were paid in 2012;

•	Directors, NEOs and other executives have stock ownership and holding requirements;

•	The Company prohibits any hedging transactions involving our stock, pledges of Company stock, and the holding of Company stock in margin accounts; and

•	A clawback policy was adopted in 2008 and applies to incentive cash compensation and performance-based equity awards.

f. Say-on-Pay Feedback from Stockholders

In 2012, we sought an advisory vote from our stockholders regarding our executive compensation program. More than 92% of votes cast supported the program. The Committee considers the results of the advisory vote as it completes its annual review of each pay element and the compensation packages provided to our NEOs and other executives. Given the significant level of stockholder support, the Committee concluded that our compensation program continues to provide a competitive pay for performance package that effectively incentivizes our named executive officers to maximize shareholder value and encourages long-term retention. Accordingly, the Committee determined not to make any significant changes as a result of the vote. The Committee will continue to consider the outcome of our say-on-pay votes and our stockholder views when making future compensation decisions for the NEOs.

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II. COMPENSATION PHILOSOPHY AND OBJECTIVES

a. Compensation Philosophy

Our executive compensation program and pay decisions are based on the philosophy established by the Committee:

Competitive Pay for Expected Performance

Exemplary Pay for Exemplary Performance

•

Competitive Pay means base pay and incentive opportunities that approximate the median of the Market (within a reasonable range of the 50th percentile, generally +/- 10% for salary and annual incentive and +/- 15% for total direct compensation). (The “Market” is defined in the “Compensation Competitive Analysis” Section III.a, below.)

•	Expected Performance means the performance targets approved by the Board of Directors.

•	Exemplary Pay means annual and long-term incentive awards that are generally above the median of the Market.

•	Exemplary Performance means performance that exceeds the performance targets approved by the Board of Directors.

b. Compensation Objectives

The Committee has set the following objectives for compensating our NEOs and other executives, and considers these objectives in making compensation decisions:

Objective	Description
Competitive Pay	We provide competitive pay commensurate with job scope and responsibilities, individual performance, and intended to attract and retain talent. Competitive pay is intended to approximate a reasonable range of pay in the Market (defined in Section III.a, below), and includes base salary, target level of annual incentive, and target award value of long-term incentives.
Pay Mix	We use a mix of fixed and incentive compensation with different time horizons (annual, 3-year, 5-year and until retirement) and forms of payout (cash and stock) to reward for annual and long-term performance. A large portion of compensation is delivered in the form of equity, the value of which is directly linked to the value of the Company’s stock.
Pay for Performance	A large portion of executive compensation is variable, at-risk pay tied directly to achievement of annual and long-term incentive goals. Variable reward payouts are designed to provide competitive pay for achieving expected performance, and above competitive pay for performance that exceeds expectations. The Committee exercises judgment and discretion in program design and pay decisions to avoid relying solely on formulaic designs, taking into consideration what and how goals were accomplished.
Stockholder Alignment	We require NEOs and executives to have a meaningful financial stake in the Company by holding shares of Company stock until termination of service.
Balanced Performance Measurement	We use a combination of financial, operational, and strategic performance metrics, varying time horizons, and multiple equity vehicles to provide a balanced and comprehensive view of performance.
Managing Compensation Risk	We set incentive goals in such a way as to discourage excessive risk taking, and avoid placing too much emphasis on any one metric or performance time horizon.

c. Internal Pay Equity

Our compensation programs are designed so that potential compensation opportunities are set relative to each executive’s level of responsibility and impact. While program design is similar for executives at the same level, actual pay may vary based on an executive’s base pay and individual performance over time. In fiscal 2012, our CEO’s targeted TDC was approximately 2.8 times higher than the next highest paid executive.

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III. COMPENSATION COMPETITIVE ANALYSIS

a. Competitive Analysis

Each year the Committee’s independent consultant provides market pay information that the Committee uses to assess the competitiveness of our executive compensation program and the individual compensation of our executives. This information includes:

•	The Company’s performance against its internal financial, operational and strategic targets;

•	The mix of short-term and long-term compensation in the form of cash and equity-based compensation; and

•	A review of “Market” compensation, utilizing collectively: the compensation data from proxy statement disclosures of our Peer Group (defined below); the Chain Restaurant Compensation Survey; and general industry data from national compensation surveys.

The Committee also considers the Company’s financial performance relative to our Peer Group. Although we target compensation to approximate a reasonable range of the Market median, as described in our compensation philosophy, the Committee has discretion to determine if it is in the Company’s best interest to provide any executives with compensation that varies from this general principle.

b. Fiscal 2012 Peer Group

We use a Peer Group to assess the competitive pay levels of our NEOs and other executives, and to evaluate program design elements. Our practice in selecting Peer Group companies is to look for companies that are comparable in size (determined by revenue and market value, generally between 0.5x and 2.0x Jack in the Box, and by number of locations) and have similar business models and consumer focus. The Committee uses a combination of restaurant, retail, and hospitality companies in the Peer Group. The Committee believes it is important to include companies from outside of the restaurant industry in order to understand how other consumer-focused businesses with similar economics to Jack in the Box compensate their executives. Furthermore, we compete for executive talent at retail and hospitality companies so it is appropriate to use a broader sample.

For 2012, the Committee’s independent consultant recommended and the Committee approved changes to the Peer Group to: remove two companies that were acquired and became privately held (Burger King Holdings and Jo-Ann Stores); and remove one company (YUM! Brands) because it was significantly larger than Jack in the Box. At the time the Committee approved the revised fiscal 2012 Peer Group at its August 2011 meeting, the Peer Group median revenue was $2.2 billion and median market capitalization was $1.6 billion, compared to revenue of $2.2 billion and market capitalization of $1.1 billion for Jack in the Box. The Committee believes that the fiscal 2012 Peer Group provided sound representation of competitive pay levels and practices.

2012 Peer Group

Restaurants	Retail	Hospitality
Brinker International, Inc.	Aeropostale Inc.	Hyatt Hotels Corporation
The Cheesecake Factory Incorporated	Chicos FAS Inc.	Wyndham Worldwide Corporation
Chipotle Mexican Grill Inc.	Children’s Place Retail Stores Inc.
Cracker Barrel Old Country Store, Inc.	Collective Brands, Inc.
Darden Restaurants, Inc.	Dick’s Sporting Goods Inc.
DineEquity, Inc.	DSW Inc.
Panera Bread Company	RadioShack Corporation
PF Chang’s China Bistro, Inc.
Ruby Tuesday, Inc.
Sonic Corporation
The Wendy’s Company

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IV. ELEMENTS OF COMPENSATION

The elements we use to achieve our compensation objectives, and to enable the Company to retain, motivate, engage, and reward our NEOs and other executives are summarized below. The programs are designed to encourage an appropriate level of risk taking, as discussed later in this CD&A.

Element / Type of Plan	Link to Compensation Objectives	Key Features

Base Salary (Cash)	Fixed amount of compensation for performing day-to-day responsibilities. Provides financial stability and security.	Competitive pay that is targeted to approximate a reasonable range of the median of the Market, taking into account job scope, criticality of position, knowledge, skills and experience. Generally, executives are eligible for an annual increase, depending on individual performance, market changes and internal equity.

Annual Incentive (Cash)	Motivates and rewards for achievement of Company annual financial and operational goals and other strategic objectives measured over the current fiscal year.	Targeted to approximate a reasonable range of the Market median. Total potential payouts range from 0% - 200% of target payout. Goals and weighting are set annually for specific financial and/or strategic performance. Fiscal 2012 goals are described in Section VI.b.

Long-Term Incentive (Equity / Cash for Qdoba CEO only)

Motivates and rewards for sustaining long-term financial and operational performance that increases the value of our brands and stockholder value.

Encourages continued employment through vesting periods in order to obtain shares.

Stock ownership and holding requirements align the financial interests of our executives with the financial interests of our stockholders.

Grant guidelines are reviewed annually and set to result in total pay that is within a reasonable range of the Market median. Actual grants may vary from the guideline based on individual performance.

Stock Options: Option awards represent 50% of an executive’s grant guideline; they vest ratably over 3 years and expire 7 years from the grant date. The exercise price is equal to the closing price of Jack in the Box Common Stock on the date of grant. (The Qdoba CEO does not receive annual stock option grants.)

Performance Awards:

Jack in the Box — Performance Share Units (“PSUs”) represent 30% of grant guideline, are payable in stock, and vest upon the achievement, if any, of performance goals over a 3-fiscal year performance period.

Qdoba CEO — Performance Units represent 80% of long-term incentive value; cliff vest and are payable in cash three years from date of grant to the extent continued service and performance goals are met during 3-fiscal year performance period.

2012-2014 goals are described in Section VI.b.

Restricted Stock Units (RSUs): RSUs represent 20% of grant guideline, vest 20% per year over 5 years, and are payable in stock, with shares subject to the holding requirement until termination of service (100% of after-tax net shares for executives that have not met their stock ownership guideline, or 50% of after-tax net shares for executives who have met the guideline).

Perquisites (Cash)	Provides a limited cash value for certain other benefits that are typically offered to executives in the Market.	Taxable benefit to executives and paid bi-weekly. Intended to defray expenses for financial planning, and the executive’s use of their personal automobile and cell phone for business purposes.

Retirement Benefits (Pension, Deferred Compensation, SERP)	Provides for retirement income to reward service and commitment to the Company and to encourage retention.

Pension — Participation in same pension plan as other employees based on years of service and earnings up to IRC limitations. The plan will sunset on December 31, 2015.

Supplemental Pension — SERP is available to 3 NEOS who were hired or promoted prior to 2007; plan was closed to new participants in 2007. Provides retirement income, on a non-qualified basis, relating to a certain percentage of compensation in excess of IRC limitations.

EDCP — Non-qualified executive deferred compensation plan (“EDCP”) that is offered to other highly-compensated employees. Executives hired or promoted after 2007 (and not eligible for the SERP) receive an additional contribution to the EDCP for 10 years.

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V. COMPENSATION DECISION-MAKING PROCESS

Role of the Compensation Committee

The Committee works closely with its independent consultant and meets regularly, including in executive session without management present, to make decisions on our executive compensation program and the compensation of our CEO and other executives. The Committee reviews Company, Peer Group, industry, Market data and other relevant information, and considers the recommendations of its independent consultant when making compensation decisions. The Committee Chair reports the actions of the Committee to the Board at each regular meeting.

The Committee’s responsibilities include reviewing and approving the:

•	Compensation Peer Group;

•	Compensation philosophy;

•	Amount and form of executive compensation;

•	CEO performance and compensation;

•	Annual and long-term incentive plans and benefit plans;

•	Performance metrics and goals, and achievement of goals, in annual and long-term incentive plans;

•	Equity grants;

•	Board compensation; and

•	Annual CD&A disclosure, which the Committee recommends to the Board for inclusion in the Company’s Proxy Statement.

Role of the Independent Compensation Consultant

The Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy” or “Consultant”) as its independent consultant since January 2010. The Consultant reports directly to the Committee and performs no other work for the Company. The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Semler Brossy; (ii) the amount of fees from the Company paid to Semler Brossy as a percentage of the firm’s total revenue; (iii) Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by Semler Brossy or the individual compensation advisors employed by the firm. The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to the Company has not created any conflict of interest.

The Consultant performs the following responsibilities:

•	Attends Committee meetings;

•	Provides independent advice to the Committee on current trends and best practices in compensation design and program alternatives, and advises on plans or practices that may improve effectiveness;

•	Provides and discusses peer group and survey data for competitive comparisons; and, based on this information, offers independent recommendations on CEO and NEO compensation;

•	Reviews the CD&A, compensation tables, and other compensation-related disclosures in our proxy statements;

•	Offers recommendations, insights and perspectives on compensation related matters;

•	Evaluates and advises the Committee regarding enterprise and related risks associated with executive compensation components, plans and structures; and

•	Supports the Committee to ensure executive compensation programs are competitive and align the interests of our executives with those of our stockholders.

In fiscal 2012, Semler Brossy attended all Committee meetings in person or by telephone, including executive sessions as requested, and consulted frequently with the Committee Chair between meetings. Semler Brossy reviewed this CD&A and the tables contained in this Proxy Statement.

Role of the CEO in Compensation Decisions

When making decisions on executive compensation, the Committee considers input from the Company’s CEO, who reviews the performance of the NEOs and executives (other than herself); and in consultation with the Company’s compensation and benefits department, provides her recommendations to the Committee on NEO and other executives’ compensation. The CEO also meets privately with the Committee and its consultant to discuss her executive pay recommendations, and provides her insight and perspectives to the Committee on the reports and recommendations of the Committee’s Consultant relating to plan design and strategies, goal setting, payout structure, stock grants and holding requirements, and other related topics.

The Committee reviews and discusses pay decisions related to the CEO in executive session without the CEO or other members of management present.

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VI. FISCAL 2012 COMPENSATION

a. Base Salary

In fiscal 2012, the Committee approved the following NEO salary increases, effective November 2011, to recognize individual performance, skills, experience, criticality of position, and to maintain market competitiveness.

2012 Base Salary Increases

Name	FY 2011 Salary (000s)	FY 2012 Salary (000s)	% Increase
Ms. Lang	$933	$966	3.5%
Mr. Rebel	$487	$506	3.9%
Mr. Comma (1)	$460	$506	10.0%
Mr. Rudolph	$431	$456	5.8%
Mr. Beisler	$368	$385	4.6%
(1)

Mr. Comma was promoted to President and Chief Operating Officer effective 5/14/2012, at which time he received an additional 8.7% salary increase to $550,000 to recognize his increased role and responsibilities and to position pay competitively with the Market for his new position.

b. Performance-Based Annual Incentive Compensation (Cash)

The Committee approved the annual incentive goals in November 2011 for fiscal 2012 after the Board approved the Company’s fiscal 2012 operational plan and budget. The EPS metric used in fiscal 2011 excluded franchise reimage incentive payments and gains on sales of company restaurants; the EPS metric used in 2012 (“Operating EPS”) excluded restructuring charges and gains on sales of company restaurants. The Committee approved Operating EPS as the fiscal 2012 goal for Jack in the Box because it uses the same calculation that management and the investment community commonly use to assess the Company’s performance, and it facilitates communication with participants in the incentive plan.

When setting fiscal 2012 annual incentive goals, the Committee and our CEO considered: the Company’s fiscal 2012 operational plan and budget, then-current economic conditions, and potential events that could impact future sales and earnings levels; the results of a sensitivity analysis of Company performance results relative to the incentive targets; and the advice of the Committee’s Consultant. Based on this review, the Committee approved specified goals for Jack in the Box and Qdoba that it believed were challenging yet reasonable, and would increase stockholder value if achieved. The table below describes each goal, its rationale, and its relative weight in the plan.

2012 Performance Metrics	Weight	Why Goal Is Used
JACK IN THE BOX
Operating EPS (diluted)	60%	This is a primary measure of how well the Company is performing overall, and is a key driver of stockholder return over the long-term. This metric excludes restructuring charges and gains from the sale of company restaurants.
Restaurant Operating Margin (“ROM”)	20%	ROM measures how effectively the Company manages its business operations and costs, and is a key performance metric for alignment with our franchise operators, our franchising strategy, and our stockholders and potential investors.
Strategic Goals - JIB System Average Unit Volume (“AUV”) - G&A Improvement	20%	These strategic goals reward for a) the progress toward our long-term goal of increasing restaurant AUVs by growth in same-store sales and market share, and b) developing a comprehensive plan to reduce G&A, including re-engineering, restructuring, and process improvements.
QDOBA
Earnings Before Interest, Depreciation & Amortization (“EBITDA”)	75%	Qdoba EBITDA is a key performance metric for measuring operational performance relative to profitability.
Restaurant Operating Margin (“ROM”)	25%	Qdoba ROM measures how effectively the Company manages its business operations and costs, and is a key performance metric for alignment with our franchise operators and our stockholders and potential investors. This metric was added in 2012 to transition Qdoba from a single goal to multiple goals and to better align with the Jack in the Box plan.

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Fiscal 2012 Performance Results

Financial targets and actual 2012 performance for the Jack in the Box EPS and ROM and Qdoba EBITDA and ROM goals are shown in the charts below.

The strategic goals (accounting for 20% of the target Jack in the Box annual incentive) were subject to a minimum Operating EPS threshold of $0.83, which, once met, permitted the Committee to exercise discretion to reduce the payout based on the Committee’s determination of the level of achievement attained. The Committee approved maximum achievement based on consideration of:

•	Same-store sales performance compared to performance of our key competitors;

•	Improvement in operational execution in the areas of speed of service and Voice of Guest (“VOG”) scores;

•	An increase in Jack in the Box system AUV of 3.6%, including same-store sales growth of 4.6% at Company restaurants; and

•

The development of a business model re-engineering process, that includes restructuring, outsourcing, and further integrating shared services across brands; anticipated to result in approximately $12 million of future annualized savings.

Fiscal 2012 Payouts

The 2012 target and maximum incentive payout percentages for the NEOs, expressed as a percentage of annual base salary, are shown in the table below. There is no minimum amount of incentive plan payout guaranteed for the NEOs. The percentages are set by position level relative to Market data and each executive’s role in the Company. Because we achieved all three Jack in the Box goals at or near maximum, the annual incentive payouts to Ms. Lang and Messrs. Rebel, Comma and Rudolph are close to maximum payout. Because we achieved the Qdoba ROM goal at maximum and the EBITDA goal (weighted 75%) above target but below maximum, the payout to Mr. Beisler is above target, but below maximum payout.

	Payout (As Percent of Salary)		Target Incentive (000s)	Actual Payout (As Percent of Salary)	Actual Incentive Earned (000s)
	Target	Max
Ms. Lang	100%	200%	$966.0	199.0%	$1,923.0
Mr. Rebel	75%	150%	$379.5	149.0%	$754.0
Mr. Comma	75%	150%	$379.5	149.0%	$754.0
Mr. Rudolph	75%	150%	$342.7	149.0%	$681.0
Mr. Beisler	65%	130%	$250.2	93.8%	$361.1

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c. Long-Term Incentive Compensation

In fiscal 2012 and prior years, the long-term incentive program for Qdoba executives differed from that for Jack in the Box. Each program is described below.

2012 Jack in the Box Long-Term Incentive Compensation

Each year, the Committee’s Consultant provides long-term incentive (“LTI”) grant guidelines that deliver approximately the median of Market TDC when combined with Jack in the Box salary and target annual incentive. For the fiscal 2012 grant, the Committee considered these equity grant guidelines, the Company’s overall prior fiscal year performance, recommendations from the CEO, and input from its Consultant, to determine the grant value for each NEO and executive.

The chart below illustrates our long-term incentive structure and key elements, which includes stock options, PSUs, and RSUs, the features of which are described in Section IV. Elements of Compensation.

Performance goals established for PSUs for the 2012-2014 performance period include: ROIC from Operations (“ROIC”) and guest satisfaction (VOG scores). ROIC is a key indicator of our ability to increase long-term stockholder value. The Committee selected ROIC as an appropriate long-term goal because ROIC improvements are best measured over time. The VOG program, administered and reported to us by a third-party, is based on guest responses to questions on factors such as quality of food, speed of service, and level of service. It has been a common, recognized, and respected means of measuring guest satisfaction in our industry.

Consistent with our pay for performance philosophy, PSUs granted in November 2009 (which were based on the fiscal 2010-12 performance period and payable in November 2012) did not yield any payout due to performance failing to meet the minimum threshold goals established for ROIC and VOG.

2012 Qdoba Long-Term Incentive Compensation

The Committee believes that the LTI program for the Qdoba CEO should (a) incentivize and reward for performance directly linked to increasing the value of the Qdoba brand, and (b) align a portion of the incentive with Jack in the Box performance. To achieve this objective, eighty percent (80%) of the 2012 LTI for Qdoba CEO Gary Beisler consisted of Qdoba Performance Units and twenty percent (20%) consisted of Jack in the Box Inc. RSUs (described above). Qdoba Performance Units consist of “Growth Units” and “Restricted Units” designed to reward for achievement of performance targets relative to Qdoba’s net earnings for the three fiscal year period 2012-2014, and are payable in cash. The Company believes that net earnings is the best measure of overall Qdoba performance; is most similar to earnings per share for a public company; and is a prevalent performance metric used in the Market. Given Mr. Beisler’s plans to retire during fiscal 2013, he will be eligible to receive a pro-rated portion of these Performance Units at the end of the performance period.

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Fiscal 2012 Long-Term Incentive Grants to NEOs

	Stock Options		PSUs (At Target)		Time-Vested RSUs
Name	# Options	Grant Date Fair Value (000s)	# Units	Grant Date Fair Value (000s)	# Units	Grant Date Fair Value (000s)	Total (000s)
Ms. Lang	209,268	$1,542.3	41,833	$781.0	27,888	$520.7	$2,844.0
Mr. Rebel	67,298	$496.0	13,446	$251.0	8,964	$167.4	$914.4
Mr. Comma (1)	56,276	$414.7	11,244	$209.9	7,496	$139.9	$764.5
Mr. Rudolph (1)	40,506	$298.5	8,093	$151.1	5,395	$100.7	$550.3

QDOBA
			Performance Units (Target Value)		Time-Vested RSUs
Mr. Beisler (2)	N/A	N/A	$400.0		4,980	$93.0	$493.0
(1)	Equity grant reflects a value lower than the targeted incentive value due to offsets applied from previous restricted stock grants under the prior executive stock ownership program.
(2)	For Mr. Beisler, Performance Units are based on Qdoba net earnings, and payable in cash.

Grant Detail

The number of options and full-value shares or units granted was determined by dividing the grant value by the 60-day average closing price of Jack in the Box Common Stock two weeks prior to the November 2011 Committee meeting at which the grants were approved by the Committee. A 3:1 ratio (option to full value share) was applied to determine the number of options granted. In accordance with our standard practice, the grant date of the fiscal 2012 awards was the second business day of the “window period” that opened in accordance with the Company’s Employee/Insider Trading Policy, after the release of the prior fiscal year-end earnings.

d. Cash Perquisite Allowance

The annual cash perquisite allowance amounts in fiscal 2012 are shown opposite. The allowance is taxable to each executive and the Company does not provide a tax gross-up.

Name	Allowance
Ms. Lang	$66,500
Mr. Rebel	$52,000
Mr. Comma	$52,000
Mr. Rudolph	$52,000
Mr. Beisler	$45,700

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VII. OTHER BENEFIT PROGRAMS AND POLICIES

a. Executive Benefits

Our NEOs and other executives receive the same benefits as those generally available to other employees in the Company. Both Company-subsidized and voluntary benefit programs are provided and include medical, dental, vision, life insurance, and disability coverage. Additionally, the Company provides each NEO with an enhanced level of employer-paid term life insurance with a total value for each executive of $770,000.

b. Retirement Plans

The Company’s retirement plans are designed to provide our employees, including our NEOs and other executives, with some retirement income security. These plans reward for service and provide an additional incentive for our employees to build long-term careers at Jack in the Box.

•

Defined Benefit Pension Plan (“Retirement Plan”) —Our NEOs, along with our employees generally are participants in a tax-qualified defined benefit pension plan. The Retirement Plan was closed to new employees hired on or after January 1, 2011 and will “sunset” on December 31, 2015. This means that our NEOs and employees will no longer accrue additional benefits based on additional pay and service as of this date. Participants in the pension plan, including our NEOs, receive their accrued benefit at retirement.

•

Supplemental Executive Retirement Plan (“SERP”) —In addition to the Retirement Plan, three of our NEOs and a limited number of other executives and employees are participants in the SERP. Effective January 1, 2007, the SERP was closed to new participants. The SERP is unfunded and not qualified for tax purposes. The SERP was established in 1990 to address IRC limitations on pension benefits that could be accrued under our Retirement Plan.

•	Non-Qualified Deferred Compensation Plan (“EDCP”) — Our NEOs and other highly-compensated employees who are excluded from participating in our qualified 401(k) Plan are eligible to participate in our non-qualified deferred compensation plan. Participants may defer up to 50% of base salary and up to 100% of their annual cash incentive (a maximum of 85% of annual incentive beginning in fiscal 2013). The Company matches 100% of the first 3% of deferred base salary and annual incentive. These obligations represent an unsecured claim against the Company.

•

Enhanced EDCP — Due to the closure of the SERP in 2007, any employee hired or promoted into a Corporate Vice President or above position on or after January 1, 2007 receives an additional contribution of 4% of base salary and annual incentive each year to their EDCP account for up to 10 years.

•

Qualified 401(k) Plan (“E$P”) — Prior to 1990, executives were eligible to participate in the Jack in the Box Inc. Easy$aver Plus Plan which includes a cash or deferred arrangement under IRC Section 401(k). Our current CEO participated in the E$P Plan at that time. Beginning in 1990, highly compensated employees were excluded from participating in the E$P Plan. Executives with existing balances in the E$P Plan are able to maintain their balances in the E$P Plan, however they can no longer make deferrals into the E$P.

c. Executive Stock Ownership and Holding Requirements

In 2002, stock ownership guidelines were adopted that require our NEOs and senior vice presidents to maintain a minimum equity stake in Jack in the Box. The guidelines are based on a multiple of salary and are intended to assure that these executives maintain a meaningful financial stake in the Company to promote a long-term perspective in managing the business, and to align the long-term financial interests of these executives with those of our stockholders.

Prior to 2011, the executive stock ownership program included one-time grants of restricted stock that were required to be held until the executive’s termination of service with the Company. Since fiscal 2011, executives have been granted time-vested RSUs that include a share holding requirement until termination of service.

Position	Minimum Ownership (multiple of base salary)
Chairman and CEO	5.0x
President and COO	4.0x
Executive Vice President	3.0x
Senior Vice President	1.5x
Qdoba CEO	1.0x

Holding Requirement
Executives subject to stock ownership requirements are required to hold 100% of each RSU grant until their stock ownership guidelines are met, and required to hold 50% of each RSU grant if they have met their stock ownership guidelines. Holding requirements are applied on an after-tax net share basis.

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d. Named Executive Officer Stock Ownership

Ownership is reviewed annually by the Committee at the time equity grants are approved. At the beginning of fiscal 2012, each of our NEOs met their stock ownership requirement. As of the end of fiscal year 2012, Mr. Comma is the only NEO who has not met his requirement, as a result of his May 2012 promotion to President which increased both his salary and his ownership requirement from 3.0x to 4.0x his base salary.

Name	Direct Ownership	Restricted Shares/ Units	Total Shares	Value at 9/30/12 @ $28.11 (000s)	Value of Stock Ownership Requirement (000s)	Meets Requirement
Ms. Lang	12,735	248,542	261,277	$7,344	$4,830	Yes
Mr. Rebel	4,959	77,621	82,580	$2,321	$1,518	Yes
Mr. Comma	874	50,748	51,622	$1,451	$2,200	No
Mr. Rudolph	629	68,206	68,835	$1,935	$1,368	Yes
Mr. Beisler	252	56,455	56,707	$1,594	$385	Yes

e. Derivative Transactions

The Company prohibits certain derivative transactions in Company stock. Officers, including NEOs, and their families, may not:

•	Trade in “puts”, “calls”, or other derivative securities involving the Company’s securities;

•	Engage in zero-cost collars, forward sales contracts or other hedging transactions in Company securities;

•	Hold Company securities in margin accounts; and

•	Pledge Company securities.

f. Executive Compensation Recovery (“Clawback”) Policy

The Company’s compensation recovery policy provides that in the event Jack in the Box Inc. materially restates all or a portion of its financial statements due to fraud or intentional misconduct, either committed by a Corporate Officer or knowingly permitted by a Corporate Officer, the Committee may take action to recover incentive cash compensation and performance-based equity awards that were based on the achievement of financial results that were subsequently restated. For purposes of this policy, a Corporate Officer is defined as an employee with the title of Corporate Vice President or above, and includes the CEO and COO of the Company’s subsidiary Qdoba Restaurant Corporation, as well as former Corporate Officers who were employed by the Company at the time of the fraud or intentional misconduct.

Executive compensation subject to recovery may include full or partial repayment of:

i)	Any annual incentive or incentive cash compensation paid to the Corporate Officer, plus a reasonable rate of interest,
ii)	Economic gains realized from the sale of shares awarded under a performance-based equity plan, and

iii)	Cancellation of restricted stock or units, deferred stock awards or units, and outstanding stock options to the extent vesting of such awards is performance-based.

The Committee has the sole discretion to determine what action to take in the event of a restatement, including soliciting recommendations from the Audit Committee and the full Board and retaining outside advisors to assist in making its determinations. Any actions taken by the Committee would be independent of consequences imposed by law enforcement agencies, regulators or other authorities. The Committee will continue to review potential changes to the Clawback Policy in light of the Dodd-Frank Act and any regulations or listing requirements based thereon.

g. Termination of Service

None of the NEOs have employment or severance agreements, except in the event of a change in control as described in the Compensation and Benefits Assurance Agreements discussion in the next section. When an NEO terminates employment with the Company, the NEO will receive amounts according to the specific terms and provisions of each compensation plan or benefit plan that may include:

•	Amounts contributed and distributions under the Company’s qualified and non-qualified deferred compensation plans (subject to the specific terms and requirements of IRC Section 409A).

•	Amounts accrued and vested in the Company’s pension plans (Retirement Plan and SERP).

•	If termination is after the end of the fiscal year but before payment, annual cash incentive award subject to the Company’s achievement of performance goals.

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If eligible to retire under a Company-sponsored retirement plan, in addition to the above, and consistent with the terms of our standard equity agreement, the executive is entitled to the following:

•	Accelerated vesting of options equal to 5% additional vesting for each full year of service with the Company.

•	Prorated vesting of performance units and full vesting of time-vested RSUs in accordance with the vesting schedule of each award.
•

A prorated annual cash incentive award based on the number of full reporting periods worked in the fiscal year before retirement, subject to the Company’s eligibility requirements and achievement of performance goals.

If an NEO dies while employed by the Company, under the terms of the respective stock award agreements, all outstanding options and stock awards will become 100% vested on the date of his or her death.

The values of additional potential payments to the NEOs are provided in the section entitled “Potential Payments Upon Termination or Change in Control” of this Proxy Statement.

h. Compensation & Benefits Assurance (Change in Control) Agreements

The Committee believes that Compensation & Benefits Assurance Agreements (otherwise known as a Change in Control or “CIC” Agreements) benefit stockholders by providing an important incentive to senior executives to remain focused on running the business in the case of a pending or actual change in control event.

Accordingly, each of the NEOs, and all Senior Vice Presidents and higher (a total of six officers), have a CIC Agreement that provides compensation in the form of a lump sum payment and other benefits in the event of a qualifying termination within 24 months of the effective date of the change in control of the Company (a “double-trigger” agreement). Each agreement has a term of two years, and is subject to automatic extension for additional two-year terms unless either party to the agreement gives notice of intent not to renew. Further details are set forth in the section entitled “Potential Payments Upon Termination of Employment or Change in Control.”

Three of the CIC Agreements currently in effect were entered into prior to 2009 and include a gross-up provision. We initially provided for these payments because they allow each individual to recognize the full intended economic benefit of the change in control compensation that we have determined is appropriate, and eliminate unintended disparities between executive officers that the parachute payment excise tax can arbitrarily impose. However, in 2009, in line with market practices, the Committee determined not to enter into any future compensatory agreements that obligate us to provide tax gross-up payments intended to offset the cost of excise taxes imposed on “excess parachute payments”. Three CIC Agreements were entered into after 2009 and do not include a gross-up provision (the current form CIC Agreement). During fiscal 2012, the Committee reviewed the current form CIC Agreement, the purposes of providing the assurance benefits, and the relative payouts to executives and estimated costs of the current form CIC Agreements if triggered. Following this review and with advice from its Consultant, the Committee amended the form CIC agreement, and approved entering into amended agreements with the three executives with the current form CIC Agreements so as to provide each executive with a “best after-tax provision” where benefits would be reduced only if doing so would result in a better after-tax economic position for the affected executive. As with the prior form CIC agreement, there are no gross-ups payable; the executive is solely responsible for payment of excise taxes and other applicable federal, state, and local income and employment taxes. The Committee plans to continue to monitor the costs and appropriate terms and conditions of CIC Agreements in the future.

A detailed discussion of the provisions of the CIC Agreements and associated monetary values is provided in the section following the compensation tables entitled Compensation & Benefits Assurance Agreements.

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i. Tax and Accounting Information

Internal Revenue Code Section 162(m)

The Committee and its Consultant consider the IRC Section 162(m) implications of all compensation decisions for our NEOs and other executives. Section 162(m) places a one million dollar limit on the amount of compensation that the Company can deduct in any one year for certain NEOs. Certain performance-based pay is excluded from this limit. For the reasons discussed earlier, our compensation programs are designed to provide the largest portion of an executive’s compensation through programs intended to qualify as performance-based compensation under Section 162(m), including our annual performance incentive plan and long-term incentive plan in the form of stock options and performance units. However, corporate objectives may not necessarily align with the requirements of Section 162(m). Accordingly, the Committee may grant awards or enter into compensation arrangements under which payments are not deductible under Section 162(m). Restricted stock awards are not considered performance-based under Section 162(m) and, accordingly, are subject to the one million dollar deductibility limit.

Internal Revenue Code Section 409A

Under IRC Section 409A, amounts deferred by an employee under a non-qualified deferred compensation plan (such as the SERP and EDCP) may be included in gross income when deferred and be subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions.

The Company administers the SERP and EDCP intending to comply with Section 409A. The Company intends that its stock options are exempt from Section 409A.

Expensing of Stock Options

The Company accounts for compensation expense associated with options in accordance with the Financial Accounting Standards Board (“FASB”) authoritative guidance on stock compensation and uses a binomial valuation model to determine the “fair value” of our stock options at grant.

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VIII. FISCAL 2013 PROGRAM CHANGES

Based on information and recommendations provided by its consultant, the Committee approved the following changes to the executive compensation program for Jack in the Box and Qdoba effective in fiscal 2013:

•

Peer Group – As it does every year, the Committee in August 2012 reviewed the make-up of the Peer Group that we use to assess executive compensation. Working closely with its independent consultant, and considering the anticipated fiscal 2013 Company revenues, the Committee approved changes to the 2013 Peer Group to:

•

Remove PF Chang’s and Collective Brands, which are no longer publicly traded, and Dick’s Sporting Goods, Hyatt Hotels Corporation, RadioShack and Wyndham Worldwide Corporation, which no longer met the established characteristics (e.g., revenue, market capitalization, and systemwide sales) for our Peer Group, and;

•	Add Finish Line, Genesco, Urban Outfitters and Domino’s Pizza, which more closely meet the established characteristics for our Peer Group.

•

Qdoba CEO Executive Compensation Program Changes – As Qdoba continues to become a larger portion of the overall Jack in the Box Inc. enterprise, the Committee and management believe it is important to align the Qdoba executive compensation program with the program established for Jack in the Box. Effective beginning fiscal 2013, the senior leadership team of Qdoba (including the CEO, COO, and certain other executives) will participate in plans similar to those of Jack in the Box, as follows:

•	Annual Incentive – For 2013, the performance metrics will include Qdoba EBITDA (60%) and Qdoba Restaurant Operating Margin (“ROM”) (20%); and Qdoba strategic goals will be added with a 20% weight.

•

Long Term Incentive – The long-term incentive program will consist of grants of Jack in the Box Inc. stock options (50%), PSU awards based on Qdoba performance goals of system same-store sales and cash-on-cash returns from new restaurant development (30%), and Jack in the Box RSUs (20%). Given the Qdoba CEO’s announcement of his intention to retire during fiscal 2013, Mr. Beisler was not awarded a stock grant in November 2012.

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COMPENSATION COMMITTEE REPORT

The Jack in the Box Compensation Committee is comprised solely of independent members of the Company’s Board of Directors. The Committee assists the Board in fulfilling its responsibilities regarding compensation matters, and is responsible under its charter to determine the compensation of the Executive Officers. This includes reviewing all components of pay for our CEO and the other NEOs. The Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with its Consultant, with management and with the Board. Based on this review and discussion, the Committee, on behalf of the Board, has authorized that this Compensation Discussion and Analysis be included in this Proxy Statement for fiscal 2012, ended September 30, 2012.

THE COMPENSATION COMMITTEE

John T. Wyatt, Chair

David L. Goebel

Madeleine A. Kleiner

Michael W. Murphy

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RISK ANALYSIS OF COMPENSATION PROGRAMS

The Committee has engaged in a risk analysis of our compensation plans, programs, policies, and practices for all employees. For the following reasons, the Committee believes that the design of our compensation programs, the governance of our programs, and our risk oversight process guard against imprudent risk taking that could have a material adverse effect on the Company.

Compensation Program Design Protections

•

Our base pay programs consist of competitive salaries that provide a fixed level of income on a regular basis. This mitigates any incentive on the part of our executives and employees to take unnecessary or imprudent risks.

•

The Board approves the Company’s strategic plan, capital budget, and long-term financial and operational plans that serve as the basis for setting short and long-term incentive goals. Goals are intended to drive stockholder value with targets set relative to the approved budget, historical and future expected performance, and a reasonable amount of stretch so that they do not encourage imprudent risk taking.

•

Our annual incentive programs provide variable pay opportunity for certain position levels based on achievement of annual performance goals. Goals are set at reasonable levels and payouts are managed as a percentage of pay, with maximum caps.

•

The largest amount of executive incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained Company performance over time. This reduces incentive to take risks that might increase short-term compensation at the expense of longer term Company results.

•

Equity awards have multi-year vesting, and RSU awards have holding requirements until termination of service. This aligns the long-term interests of our NEOs and executives with those of our stockholders and discourages taking short-term risks at the expense of longer-term performance.

•

The maximum awards that may be paid out under the annual and long-term incentive programs are capped at appropriate competitive levels, and the Committee retains the discretion to reduce payouts under the plan.

Structural Governance Protections

•

The Committee adopted a clawback/compensation recovery policy that allows the Committee to take action to recover both cash compensation and performance-based equity awards for all NEOs and executives in the event of a material restatement based on fraud or intentional misconduct.

•	Company policy also:

•	Prohibits hedging transactions involving our stock, which prevents executives from insulating themselves from poor stock performance by betting against our success;
•

Prohibits pledges of Company stock and the holding of Company stock in margin accounts. This reduces the risk that executives might create incentives to focus on short-term performance at the expense of long-term performance; and

•

Provides a formal ethics code of conduct, ethics helpline, and ethics training and communications to all employees. The ethics program is intended to reinforce a culture of integrity at the Company, including reducing the possibility of any manipulation of financial results for personal gain.

44    JACK IN THE BOX INC.  ï  2013 Proxy Statement

EXECUTIVE COMPENSATION

The Summary Compensation Table (“SCT”) summarizes the total compensation of our CEO, CFO, and the three other most highly compensated executives (“named executive officers” or “NEOs”) for the fiscal year ended September 30, 2012, and the prior two fiscal years to the extent required under the Securities and Exchange Commission rules.

Summary Compensation Table

Name & Principal Position	Fiscal Year	Salary (1)	Bonus	Stock Award (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value & NQDC Earnings (5)	All Other Compensation (6)	Total
Ms. Lang	2012	$962,192	$0	$1,301,691	$1,542,305	$1,922,630	$3,668,930	$153,045	$9,550,793
Chairman and CEO	2011	$929,885	$0	$1,294,147	$1,597,514	$615,780	$753,723	$114,731	$5,305,780
	2010	$923,423	$0	$857,070	$1,693,860	$0	$958,694	$70,063	$4,503,110
Mr. Rebel	2012	$503,808	$0	$418,395	$495,986	$754,041	$796,133	$90,020	$3,058,383
Executive Vice President	2011	$484,808	$0	$381,311	$470,696	$243,500	$271,026	$74,120	$1,925,461
& Chief Financial Officer	2010	$477,000	$0	$234,972	$465,648	$0	$317,643	$57,738	$1,553,001
Mr. Comma	2012	$517,615	$0	$349,876	$414,754	$754,041	$81,437	$120,816	$2,238,539
President & Chief	2011	$444,615	$0	$347,847	$429,388	$214,997	$26,612	$99,273	$1,562,732
Operating Officer	2010	$340,962	$0	$823,698	$172,002	$0	$26,702	$58,691	$1,422,055
Mr. Rudolph	2012	$454,000	$0	$251,821	$298,529	$681,021	$52,826	$131,790	$1,869,987
Executive Vice President,	2011	$428,231	$0	$250,364	$309,062	$215,500	$29,443	$97,385	$1,329,985
General Counsel &	2010	$402,019	$0	$652,316	$230,208	$0	$26,270	$69,430	$1,380,243
Secretary
Mr. Beisler	2012	$383,038	$0	$92,977	$0	$640,850	$734,245	$68,439	$1,919,549
President and CEO,	2011	$365,923	$0	$36,972	$0	$441,873	$378,648	$68,517	$1,291,933
Qdoba	2010	$356,731	$0	$0	$0	$451,130	$325,854	$59,332	$1,193,047

(1)

The amounts in this column are the base salary earned during the fiscal year, including any amounts deferred by the NEOs in the Executive Deferred Compensation Plan (EDCP). Note: The Company’s fiscal 2010 was 53 weeks, versus 52 weeks in fiscal 2011 and 2012.

(2)

The amounts in this column are the grant date fair values of awards of restricted stock (under the prior executive stock ownership program) and RSUs granted in 2010, and the PSUs and RSUs granted in 2011 and 2012. The grant date fair value of the PSU Awards is the target payout based on the probable outcome of the performance condition, determined as of the grant date. The value of PSUs at target and at maximum potential (150% of target) respectively are: Ms. Lang, $781,022 and $1,171,533; Mr. Rebel, $251,037 and $376,555; Mr. Comma, $209,925 and $314,888; and Mr. Rudolph, $151,096 and $226,644. (For Mr. Beisler, this column shows RSU value only as Qdoba Performance Units are paid in cash, and accordingly reflected in the “Non-Equity Incentive Plan Compensation” column.)

(3)

The amounts in this column are the grant date fair values of stock option grants. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2012 Annual Report on Form 10-K (Note 12 Share-Based Employee Compensation).

(4)

The amounts in this column are the annual incentive awards earned under the annual incentive plan for executives. Performance achievement is approved by the Committee at the November meeting following the end of the fiscal year. Annual incentive payments are made in November following Committee approval and reported in the SCT in the fiscal year for which the incentive is earned. For Mr. Beisler, the amount in this column reflects both his annual incentive payment for fiscal 2012 of $361,130, and his long-term incentive cash payment of $279,720 for the three-year performance period fiscal 2010-2012.

(5)

The amounts in this column are the change in the estimated present value of each NEO’s accumulated benefit under the qualified pension plan (the “Retirement Plan”) and the Supplemental Executive Retirement Plan (“SERP”), or both, as applicable, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements for fiscal years ending September 30, 2012, October 2, 2011, and October 3, 2010. The RP-2000 Mortality Table is used for the Retirement Plan and SERP estimates, projected to 2017, combined for employees and annuitants, separate for males and females, with white collar adjustment. The amounts reported in this column may fluctuate significantly in a given year based on a number of factors that affect the formula to determine pension benefits, including changes in: (i) salary and annual incentive; (ii) years of service; and, predominantly: (iii) the discount rates used in estimating present values, which was 4.34% for 2012, 5.60% for 2011, and 5.82% for 2010. The change in the benefit values of our NEOs from 2011 to 2012 was predominately driven by this third factor, the change in the discount rate. The lower the interest rate, the greater the pension value with all else equal. For example, approximately $2.7 million (or 74%) of the change in Ms. Lang’s pension value from 2011 to 2012 was due to the change in the discount rate.

Our NEOs become vested in the Retirement Plan after five years, and eligible NEOs become vested in the SERP after attaining age 55 and completing 10 years of service. For a detailed discussion of the Company’s pension benefits, see the sections of this Proxy Statement titled Retirement Plan, Supplemental Executive Retirement Plan and Pension Benefits Table and accompanying footnotes. The Company does not provide above-market or preferential earnings on non-qualified deferred compensation.

JACK IN THE BOX INC.  ï  2013 Proxy Statement    45

(6)	Amounts in this column for fiscal 2012 are detailed in the table below:

	Perquisite Allowance	Deferred Compensation Matching Contribution (1)	Company- Paid Life Insurance Premiums	Other		Total All Other Compensation
Ms. Lang	$66,500	$86,545	$0	$0		$153,045
Mr. Rebel	$52,000	$37,735	$285	$0		$90,020
Mr. Comma	$52,000	$66,395	$323	$2,098	(2)	$120,816
Mr. Rudolph	$52,000	$79,451	$339	$0		$131,790
Mr. Beisler	$45,700	$22,325	$414	$0		$68,439
(1)	Includes enhanced EDCP Company contribution for Messrs. Comma and Rudolph in place of SERP.
(2)	Represents taxable income associated with the attendance of Mr. Comma’s spouse at the Company’s annual Circle of Excellence awards ceremony.

Grants of Plan-Based Awards

The following table provides information on fiscal 2012 cash and equity incentive awards granted to our NEOs. Cash incentive awards are based on fiscal year performance under our annual incentive plan, and for Mr. Beisler also include performance units based on Qdoba financial goals over a three-year period. Long-term equity incentive compensation includes stock options, time-based restricted stock units, and performance awards that vest, if at all, upon achievement of performance goals over a three-year period. The 2012 incentive award terms are further described in CD&A Sections IV (“Elements of Compensation”) and VI (“Fiscal 2012 Compensation”).

	Approval Date	Grant Date (1)	Estimated Future Payout Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (4)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (5)
Name			Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Ms. Lang	11/17/2011	11/25/2011	—	—	—	20,917	41,833	62,750	27,888	209,268	$18.67	$2,843,996
		N/A	$—	$966,000	$1,932,000	—	—	—	—	—	—	—
Mr. Rebel	11/17/2011	11/25/2011	—	—	—	6,723	13,446	20,169	8,964	67,298	$18.67	$914,381
		N/A	$—	$379,500	$759,000	—	—	—	—	—	—	—
Mr. Comma	11/17/2011	11/25/2011	—	—	—	5,622	11,244	16,866	7,496	56,276	$18.67	$764,630
		N/A	$—	$379,500	$759,000	—	—	—	—	—	—	—
Mr. Rudolph	11/17/2011	11/25/2011	—	—	—	4,047	8,093	12,140	5,395	40,506	$18.67	$550,350
		N/A	$—	$342,750	$685,500	—	—	—	—	—	—	—
Mr. Beisler	11/17/2011	11/25/2011	—	—	—	—	—	—	4,980	—	—	$92,977
(6)			$—	$250,250	$500,500	—	—	—	—	—	—	—
(7)			$120,000	$400,000	$400,000	—	—	—	—	—	—	—
(1)	Grants were approved at the November 2011 Committee meeting, with a grant effective date of November 25, 2011, the second business day of the Company’s next open trading window.
(2)

The amounts in these columns represent the potential payouts under the fiscal 2012 annual incentive plan, which were earned based on performance in fiscal 2012. The threshold payout is zero, target payout represents the amount payable for achieving the target level of performance, and maximum payout is capped at two times target payout. Incentive payouts are prorated between performance levels, and the payout values are calculated using the executive’s annual salary rate at the time performance goals are approved by the Committee (no later than 90 days from the start of the fiscal year). The SCT for fiscal 2012 shows the actual incentive compensation earned by our NEOs for fiscal 2012 performance.

(3)

The amounts in these columns are the number of PSUs granted in November 2011, at threshold, target, and maximum payout levels under the Company’s long-term incentive plan for the three-fiscal year performance period 2012-2014. Threshold payout is 50% of target and is based on achieving an established minimum performance requirement; there will be no payout if performance is below the minimum performance requirement. Maximum payout is 150% of target.

(4)

The amounts in this column are the number of RSUs granted in November 2011 that vest 20% per year over five years, and are subject to a holding requirement until termination of service. The value is calculated by multiplying the number of units awarded by $18.67, the market closing price of Jack in the Box stock on the November 25, 2011 grant date.

(5)	The aggregate amount values in this column are based on the following:

PSU and RSU Awards — The value of PSUs and RSUs are based on the closing price of the Company’s Common Stock on the grant date ($18.67 on November 25, 2011). PSUs are calculated in accordance with FASB ASC Topic 718 based on probable outcome, assuming target.

Stock Options — The value of stock options represents a theoretical value at grant using a binomial based pricing model that requires the input of highly subjective assumptions, including the expected volatility of our stock price. As such, the values may not reflect the actual amounts that our NEOs will realize; rather the actual amount realized will depend on the Company’s stock price relative to the exercise price. The assumptions used in the valuation are reported in the Form 10-K for fiscal 2012.

(6)

The amounts in this row are the potential payout under the fiscal 2012 annual incentive plan for the Qdoba CEO (his actual incentive earned for fiscal 2012 performance is shown in the SCT). The threshold payout is zero, target payout represents the amount payable for achieving the target level of performance, and maximum payout is capped at two times target payout. Incentive payouts are prorated between performance levels, and the payout value is based on the Qdoba CEO’s annual salary rate at the time performance goals are approved by the Committee (no later than 90 days from the start of the fiscal year).

(7)

The amounts in this row are the target cash award under the Qdoba long-term incentive plan for the three-fiscal year performance period 2012-2014. The targeted long-term cash incentive is converted to units and the value is determined based on Qdoba’s growth in net earnings and actual net earnings. If Mr. Beisler retires prior to the end of the performance period, payout may be pro-rated.

46    JACK IN THE BOX INC.  ï  2013 Proxy Statement

Outstanding Equity Awards at Fiscal Year End 2012

The following table provides information on all outstanding option awards and unvested stock awards held by each of the NEOs at the end of fiscal 2012. Each option grant is shown separately and the vesting schedule is shown as Footnote 1 to the table. The market value of the restricted stock awards is based on the closing price of Jack in the Box Inc. Common Stock as of the last trading day of the fiscal year, September 28, 2012, which was $28.11.

	Option Awards (1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Ms. Lang	9/16/2005	80,600	—	$17.625	9/16/2015	248,542	$6,986,516	83,666	$2,351,851
	09/15/2006	184,800	—	$26.28	09/15/2016
	09/14/2007	300,000	—	$30.69	09/14/2014
	09/12/2008	367,000	—	$24.74	09/12/2015
	11/23/2009	172,666	86,334	$19.26	11/23/2016
	11/26/2010	64,546	129,092	$20.05	11/26/2017
	11/25/2011	—	209,268	$18.67	11/25/2018
Mr. Rebel	09/16/2005	40,950	—	$17.625	09/16/2015	77,621	$2,181,926	26,892	$755,934
	09/15/2006	66,000	—	$26.28	09/15/2016
	09/14/2007	100,000	—	$30.69	09/14/2014
	09/12/2008	120,000	—	$24.74	09/12/2015
	11/23/2009	47,466	23,734	$19.26	11/23/2016
	11/26/2010	19,018	38,036	$20.05	11/26/2017
	11/25/2011	—	67,298	$18.67	11/25/2018
Mr. Comma	09/14/2007	24,000	—	$30.69	9/14/2014	50,748	$1,426,526	22,488	$632,138
	09/12/2008	23,000	—	$24.74	09/12/2015
	11/23/2009	—	8,767	$19.26	11/23/2016
	11/26/2010	—	34,698	$20.05	11/26/2017
	11/25/2011	—	56,276	$18.67	11/25/2018
Mr. Rudolph	11/08/2007	20,000	—	$27.48	11/08/2017	68,206	$1,917,271	16,186	$454,988
	09/12/2008	40,000	—	$24.74	09/12/2015
	11/23/2009	23,466	11,734	$19.26	11/23/2016
	11/26/2010	12,487	24,975	$20.05	11/26/2017
	11/25/2011	—	40,506	$18.67	11/25/2018
Mr. Beisler	09/15/2006	30,000	—	$26.28	09/15/2016	56,455	$1,586,950	—	$—
	09/12/2008	20,000	—	$24.74	09/12/2015
(1)	Option Award Vesting Schedule By Grant Date:

09/16/2005	25% vests each year for four years from date of grant
09/15/2006	25% vests each year for four years from date of grant
09/14/2007	33% vests each year for three years from date of grant
09/12/2008	33% vests each year for three years from date of grant
11/23/2009	33% vests each year for three years from date of grant
11/26/2010	33% vests each year for three years from date of grant
11/25/2011	33% vests each year for three years from date of grant

(2)

The amounts in this column are: (i) unvested restricted stock awards or RSUs granted under the stock ownership program for all NEOs, with vesting subject to the executive’s continued employment with the Company, and full vesting 10 years from the grant date and issued only upon termination (Ms. Lang, 200,000; Mr. Rebel, 62,572; Mr. Comma, 34,700; Mr. Rudolph, 58,815; Mr. Beisler, 50,000), (ii) unvested RSUs that vest 20% each year for five years and are subject to a holding requirement until termination of service (Ms. Lang, 48,542; Mr. Rebel, 15,049; Mr. Comma, 13,048; Mr. Rudolph, 9,391; Mr. Beisler, 6,455), and (iii) for Mr. Comma, 3,000 deferred performance vested restricted stock units he received prior to becoming an executive officer and NEO.

(3)	The market value was determined by multiplying the number of stock awards granted by the closing market price on September 28, 2012 ($28.11).

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Option Exercises and Stock Vested in Fiscal 2012

The following table provides information on stock option exercises and shares acquired on the vesting of stock awards by the NEOs. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate fair market value of the shares of Jack in the Box stock acquired on the date of exercise. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of Jack in the Box stock on the date the stock awards vested.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Ms. Lang	109,100	$894,815	5,164	$102,247
Mr. Rebel	—	$—	1,522	$30,136
Mr. Comma	34,882	$290,979	1,388	$27,482
Mr. Rudolph	—	$—	999	$19,780
Mr. Beisler	—	$—	369	$7,306

Retirement Plan Benefits

The following table provides information on the pension benefits for the NEOs under each of the following pension plans:

Retirement Plan

The Retirement Plan is a Company-funded and tax-qualified retirement plan that was offered to our NEOs and other eligible employees hired in 2010 or earlier that have reached age 21 and completed one year of service (at least 1,000 hours/year). Participants are 100% vested after completing five years (1,000 hours per year) of service. As of December 31, 2015, our NEOs and employees will no longer accrue additional benefits based on additional pay and service. Employees hired on or after January 1, 2011 are not eligible to participate in the Plan. As applicable to our NEOs and employees, the plan provides that a participant retiring at the normal retirement age of 65 will receive benefits based primarily on the formula described below:

(1)	One-percent (1%) of the average of the five highest consecutive calendar years of pay (“Final Average Pay”, includes base salary and annual incentive) out of the last ten years of eligible service, multiplied by the number of full calendar years and months while an eligible employee.

PLUS
(2)	0.4% of Final Average Pay in excess of Covered Compensation (average of the Social Security taxable wage bases) multiplied by the number of full calendar years and months while an eligible employee (up to a maximum of 35 years).

A participant in the Retirement Plan who has at least ten years of vesting service may elect to begin receiving reduced payments as early as age 55.

Note: Prior to 1989, benefits are subject to grandfathered minimum benefit accruals under the previous plan. Retirement plan benefits are (i) not permitted to be paid to participants while actively employed with Jack in the Box Inc. and (ii) typically paid in the form of a monthly annuity unless the accrued benefit is equal to or less than $5,000 at termination and in such event, may be paid in the form of a lump sum payment.

Supplemental Executive Retirement Plan (“SERP”)

Effective January 1, 2007, the SERP was closed to new participants. Our NEOs, executives, and certain “highly compensated employees” who were hired or promoted into such position prior to January 1, 2007 are eligible to participate in the SERP. The SERP, established in 1990, provides for retirement benefits above amounts available under the Company’s Retirement Plan due to IRC limits that restrict benefits available under the Company’s tax-qualified plan. The SERP is unfunded and not qualified for tax purposes.

The SERP provides that a participant retiring at the normal retirement age of 62 will receive a benefit equal to a target replacement income, based on final average pay and service. When combined with other amounts payable under the Company’s tax-qualified pension benefit, and other qualified and non-qualified deferred compensation programs, the target

48    JACK IN THE BOX INC.  ï  2013 Proxy Statement

replacement income is up to 60% of Final Average Pay and subject to the following conditions:

•	Final Average Pay is defined as the average of the five highest calendar years of pay (base salary and annual incentive) out of the last ten years of employment with the Company.

•	Service is defined as the entire period of employment in calendar years and months while an eligible employee.

•

There is no reduction in the target replacement income (60%) if a participant has 20 or more years of service. For participants with less than 20 years of service, the target replacement income percentage is determined by multiplying the number of years of service times 3%, up to a maximum of 20 years.

•

To receive a retirement benefit under the SERP, a participant must attain the earlier of (i) age 62 or (ii) age 55 with ten years of service while employed at Jack in the Box or while disabled. A participant may begin receiving payments as early as age 55 with a reduction in benefits equal to 5/12 of 1% for each month commencement of benefit payments precedes the participant’s attainment of age 62.

•	Benefits under the SERP are only available to retirees as monthly payments and cannot be received in a lump sum.

•	Death benefits are payable if a participant dies while employed.

•	The SERP provides for spousal joint and survivor annuities.

The following table provides information on the actuarial present value of the accumulated pension and SERP benefits as of the end of fiscal 2012 (September 30, 2012), using fiscal 2012 earnings (base salary and annual incentive). The maximum amounts used for the Retirement Plan do not exceed the IRS-prescribed limit applicable to tax-qualified plans ($250,000 for 2012). Present values were calculated using the interest rate and mortality assumptions used in the Company’s financial statements.

Pension Benefits Table

	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit at Normal Retirement Age (1)	Payments During Last Year
Ms. Lang (2)	Retirement Plan	25	$764,664	$—
	SERP	25	$10,590,156
Mr. Rebel (2)	Retirement Plan	9	$279,683	$—
	SERP	9	$1,882,303
Mr. Comma (3)	Retirement Plan	11	$202,659	$—
Mr. Rudolph (3)	Retirement Plan	5	$146,114	$—
Mr. Beisler (4)	Retirement Plan	10	$314,157	$—
	SERP	14	$2,503,529
(1)

All NEOs are vested in the Retirement Plan. The estimated present value of accumulated benefits under the Retirement Plan and the SERP is based on a discount rate of 4.335% as of September 30, 2012. The RP-2000 Mortality Table is used for both the Retirement Plan and the SERP calculations, projected to 2017, combined for employees and annuitants, separate for males and females, with white collar adjustment. Participants are assumed to retire at the latest of current age and the plan’s earliest retirement date with unreduced benefits. No pre-retirement mortality, retirement, or termination has been assumed for the present value factors.

(2)	As of the end of the measurement period (September 30, 2012), Ms. Lang and Mr. Rebel are not yet vested in the SERP, and have no benefits payable under the SERP.
(3)	Mr. Rudolph and Mr. Comma are not participants in the SERP.
(4)

As of the end of the measurement period (September 30, 2012), Mr. Beisler is vested in the SERP pursuant to a written agreement to receive a payment at retirement based on the SERP formula and computed using his 1998 hire date with Qdoba, payable in the form of an annuity. As he has attained age 55 and 10 years of service based on the 1998 hire date, he would be eligible for an early retirement monthly payment of $13,778 (as of September 30, 2012, calculated based upon retirement prior to age 62, and reflecting a reduction of 5/12 of 1% per month for each month prior to age 62). The present value of the accumulated benefit in the Table is also computed based on the agreement and the SERP formula.

JACK IN THE BOX INC.  ï  2013 Proxy Statement    49

Non-Qualified Deferred Compensation

Executive Deferred Compensation Plan (“EDCP”)

The NEOs and other highly compensated employees are eligible to defer up to 50% of base salary and up to 100% of annual incentive pay in the EDCP, an unfunded, non-qualified deferred compensation plan, the benefits of which are paid by the Company out its general assets. The plan is subject to IRC Section 409A for all deferred compensation earned on or after January 1, 2005; deferred compensation earned prior to 2005 is not subject to Section 409A requirements and continues to be governed under the terms of the plan and tax laws in effect on or before December 31, 2004, as applicable. The Company matches 100% of the first 3% of the participant’s compensation that is deferred into the EDCP.

Enhanced EDCP

Beginning January 1, 2007, new Corporate Vice Presidents and above, who otherwise would have been eligible for the SERP, receive an additional annual Company contribution of 4% of base salary and annual incentive to their EDCP account for up to ten years. Participants vest 25% per year in the additional Company contributions.

2012 Non-Qualified Deferred Compensation

The following table provides information on the contributions, earnings, withdrawals and distributions in the Executive Deferred Compensation Plan during fiscal 2012 and the account balances as of the end of fiscal 2012. As of September 30, 2012, all NEOs are 100% vested in Company contributions.

	Executive Contributions in Fiscal 2012 (1)	Registrant Contributions in Fiscal 2012 (2)	Aggregate Earnings/ (Losses) in Fiscal 2012	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE 2012 (3)
Ms. Lang	$230,751	$86,545	$439,233	$—	$2,453,553
Mr. Rebel	$57,854	$37,735	$99,259	$—	$527,866
Mr. Comma	$51,762	$66,395	$89,791	$—	$681,164
Mr. Rudolph	$34,051	$79,451	$68,686	$—	$182,188
Mr. Beisler	$22,325	$22,325	$230,183	$—	$1,298,842
(1)	These amounts are also included in the salary and non-equity incentive plan compensation columns in the 2012 SCT.
(2)	These amounts are reported as “All Other Compensation” in the SCT.
(3)

Amounts reported in this column are included in the Company’s SCT in prior years if the named executive officer was an NEO in previous years. The balance reflects the cumulative value of each NEO’s deferrals, match, and investment gains or losses. These amounts do not include any contributions or earnings related to the fiscal 2012 annual incentive payment, which was paid after the end of fiscal 2012.

Compensation & Benefits Assurance Agreements

The Company provides CIC Agreements because it considers it in the best interest of its stockholders to encourage continued employment of key management in the event of a change in control transaction. These agreements help facilitate successful performance by key executives during an impending change in control, by protecting them against the loss of their positions following a change in the ownership or control of the Company, and ensuring that his or her expectations for long-term incentive compensation arrangements will be fulfilled. Generally, under the agreements, a change in control is defined to include:

(i)	the acquisition by any person or group of 50% or more of the outstanding stock or combined voting power of the Company (excluding acquisitions by the fiduciary of the Company benefit plans or certain affiliates);
(ii)	circumstances in which individuals constituting our board of directors generally cease to constitute a majority of the board; and

(iii)	certain stockholder-approved mergers, consolidations, sales of assets or liquidation of the Company.

These CIC agreements provide certain specified benefits to the executive if, within twenty-four (24) full calendar months from the effective date of a change in control event, his or her employment is terminated (“Qualifying Termination”):

(i)	involuntarily other than for cause, death, or disability, or

(ii)	voluntarily for good reason. Voluntary termination for good reason is generally defined as:

(a)	the assignment of the executive to duties or responsibilities inconsistent with his or her status, or

50    JACK IN THE BOX INC.  ï  2013 Proxy Statement

a reduction or alteration in the nature or status of his or her duties or responsibilities in effect as of ninety (90) days prior to the change in control event;

(b)	the acquiring company’s requirement that the executive be based at a location in excess of fifty (50) miles from his or her location immediately prior to a change in control;

(c)	a material reduction in base salary;

(d)	a material reduction in the Company’s compensation, health and welfare, retirement benefit plans, or any perquisites, unless an alternative plan is provided of a comparable value; or

(e)	the Company’s failure to require any successor to assume the CIC agreement benefits.

CIC benefits are not provided in the event of terminations by reason of death, disability, voluntary termination without good reason, or the Company’s involuntary termination of the executive’s employment for cause.

In the event of a change in control of the Company and Qualifying Termination of an executive covered under a CIC agreement as described above, the executive is entitled to the following severance benefits:

1.	A lump sum cash payment equal to his or her accrued but unpaid annual salary and unreimbursed business expenses.

2.	A lump sum cash amount equal to a multiple of the executive’s then-current annual salary, as follows:

Multiple of Salary
Ms. Lang	3.0x
Mr. Rebel	2.5x
Mr. Comma	2.5x
Mr. Rudolph	2.5x
Mr. Beisler	1.5x

3.	A lump sum cash incentive award equal to the multiple above times the greater of: (a) the average annual incentive percentage for the last three fiscal years prior to the change in control times annual salary, or (b) the average dollar amount of the annual incentive paid for the last three fiscal years prior to the change in control. If an executive does not have three full years of incentive awards, the Company will apply the target incentive award percentage for each missed year.

4.	Continuation of health insurance coverage at the same cost and same coverage level as in effect as of the executive’s Qualifying Termination date (subject to changes in coverage levels applicable to all employees generally) for a specified coverage period as provided below, to run concurrently with any coverage provided under COBRA. If an executive receives health insurance coverage with a subsequent employer prior to the end of 18 months, the continuation of health insurance coverage under the agreement is discontinued.

Coverage Period
Ms. Lang	36 months
Mr. Rebel	30 months
Mr. Comma	30 months
Mr. Rudolph	30 months
Mr. Beisler	18 months

5.	Standard outplacement services at Company expense, from a nationally recognized outplacement firm selected by the executive, for a period of up to one year from the date of Qualifying Termination.

6.	The full vesting of unvested restricted stock, performance units, and in-the-money stock options, subject to the terms of the applicable award agreement and stock incentive plan.

7.	For pre-2009 agreements, in the event that any portion of the payments and benefits provided for under the agreement are considered excess parachute payments under IRC Section 280G and are thus subject to the 20% excise tax imposed by IRC Section 4999, the agreement provides for a conditional gross-up payment to reimburse the executive for the excise tax and additional taxes resulting from the imposition of the excise tax. The gross-up payment will be made, however, only if the amounts treated as “parachute payments” under Section 280G exceed the Section 280G threshold by more than 10%. If the parachute payments exceed the Section 280G threshold by 10% or less, then the payments to the executive will be reduced to an amount that is one dollar less the Section 280G threshold. At the time these agreements were entered into, the potential tax “gross up” payment, in the Committee’s view, was an appropriate method for the Company to insulate the executives from excise tax imposed under Section 4999.

8.	For agreements in 2009 and later, there is no excise tax gross up. Three executives are parties to this form of agreement, which provides for payment of the greater of: (i) the aggregate parachute payments reduced to the maximum amount that would not subject the executive to relevant excise taxes or (ii) the aggregate parachute payments, with the executive paying the relevant excise taxes and such other applicable federal, state and local income and employment taxes. Under this agreement, the executive is solely responsible for payment of excise taxes and other applicable federal, state, and local income and employment taxes.

JACK IN THE BOX INC.  ï  2013 Proxy Statement    51

Supplemental Executive Retirement Plan. In the event of an involuntary termination not for cause or a voluntary termination for good reason resulting from a change in control, in accordance with the SERP, the NEO shall receive, in the form of three annual installments commencing on termination, the actuarial equivalent of his/her accrued early retirement benefit unreduced for early commencement.

Non-Qualified Deferred Compensation. In the event of a change in control, in accordance with the EDCP, a participant shall become 100% vested in Company contributions. Accounts shall be distributed in accordance with the participant’s existing distribution election (on termination of employment or under a scheduled in-service withdrawal).

52    JACK IN THE BOX INC.  ï  2013 Proxy Statement

Potential Payments on Termination of Employment or Change in Control

In the event of a termination not related to a change in control, NEOs will receive amounts under the terms and provisions of the specific plans in which they are a participant. As of the end of fiscal 2012, Mr. Beisler is the only NEO eligible to retire under the Retirement and SERP Plans, and has announced his intention to retire in fiscal 2013. The following table shows the potential payments and benefits to which our NEOs would be entitled in the event of: (1) a termination of employment not related to a change in control, or (2) under our CIC agreement (described above), both a) a change in control, and b) a Qualifying Termination. Under our stock incentive plan and award agreements, acceleration of equity awards occurs upon the consummation of a change in control (no Qualifying Termination requirement), and equity is accelerated as explained in Footnote 4 to the table. The potential payments assume that the termination and/or termination resulting from a change in control occurred on the last day of fiscal 2012, September 30, 2012, and where applicable, use the closing price of our Common Stock of $28.11 on September 28, 2012 (the last market trading day in the fiscal year). The actual amounts can only be determined at the time of such termination or change in control, and therefore, the actual amounts will vary from the estimated amounts in the table below.

	Cash Severance (1)	Annual Incentive (2)	Continuation of Benefits (3)	Equity Incentive and Stock Awards (4)	Pension and SERP Benefits (5)	Gross Up for Excise Tax (6)	TOTAL
Ms. Lang
Voluntary/Involuntary Term Without Cause and Non-Retirement Eligible	—	—	—	—	$764,664	—	$764,664
Death	—	—	—	$9,644,161	$2,576,801	—	$12,220,962
Disability	—	—	—	$5,864,134	$11,455,571	—	$17,319,705
Change in Control / Qualifying Termination	$2,898,000	$2,559,900	$47,243	$4,532,707	$14,114,457	$8,273,426	$32,425,733
Mr. Rebel
Voluntary/Involuntary Term Without Cause and Non-Retirement Eligible	—	—	—	—	$279,683	—	$279,683
Death	—	—	—	$2,915,339	$993,350	—	$3,908,689
Disability	—	—	—	$1,763,430	$2,262,988	—	$4,026,418
Change in Control / Qualifying Termination	$1,265,000	$839,117	$28,622	$1,874,171	$5,169,431	$2,501,415	$11,677,756
Mr. Comma
Voluntary/Involuntary Term Without Cause and Non-Retirement Eligible	—	—	—	—	$202,659	—	$202,659
Death	—	—	—	$2,198,528	$202,659	—	$2,401,187
Disability	—	—	—	$1,310,029	$262,091	—	$1,572,120
Change in Control / Qualifying Termination	$1,375,000	$912,083	$51,945	$1,771,817	$202,659	—	$4,313,504
Mr. Rudolph
Voluntary/Involuntary Term Without Cause and Non-Retirement Eligible	—	—	—	—	$146,114	—	$146,114
Death	—	—	—	$2,542,045	$146,114	—	$2,688,159
Disability	—	—	—	$1,854,524	$242,703	—	$2,097,227
Change in Control / Qualifying Termination	$1,142,500	$757,858	$28,622	$2,056,681	$146,114	—	$4,131,775
Mr. Beisler
Voluntary/Involuntary Term Without Cause and Non-Retirement Eligible	—	—	—	—	$314,157	—	$314,157
Retirement Eligible	—	—	—	—	$2,817,686	—	$2,817,686
Death	—	—	—	$1,281,332	$3,322,423	—	$4,603,755
Disability	—	—	—	$1,281,332	$2,923,311	—	$4,204,643
Change in Control / Qualifying Termination	$577,500	$590,205	$23,221	$700,804	$3,322,423	$1,134,399	$6,348,552
(1)	Reflects multiple of annual base salary as described in the Compensation and Benefits Assurance Agreement section (“CIC Section”), above.
(2)	Reflects multiple of annual incentive as described in the CIC Section.
(3)	Reflects benefits continuation as described in the CIC section and an outplacement fee estimate of $10,000.

JACK IN THE BOX INC.  ï  2013 Proxy Statement    53

(4)

The amounts shown in the table only reflect the value of unvested awards and options that would be accelerated upon termination; they do not include the vested portion as of the end of fiscal 2012. For a change in control, the amounts shown reflect only the amount of acceleration of unvested restricted stock, unvested performance units, and in-the-money unvested stock options. All references to termination below include only terminations not for cause.

a)	Stock Awards (RSA/RSU under the stock ownership program in place prior to fiscal 2012):
(i)	Upon termination not related to a change in control, if eligible to retire under a company sponsored retirement plan, determination of shares vested is based on a schedule of the greater of: a) 30% of the award vesting three years from the date of grant, and 10% vesting for each year of service thereafter as of the date of retirement, b) such vesting as would have occurred had 10% of the Award vested for each year of service with the Company, or c) in such greater amount as may be determined by the Board in its sole discretion.
(ii)	Upon termination not related to a change in control, and not eligible to retire under a company sponsored retirement plan, determination of shares vested is based on a schedule of 15% vesting on or after 3 years from the grant date, and 5% vesting for each year of service thereafter as of the termination date.
(iii)	Upon death, disability, or a change in control, stock awards vest 100%.
b)	Performance Share Units:
(i)	Upon termination not related to a change in control, if eligible to retire under a company sponsored retirement plan or due to death or disability, and the awardee had been continuously employed by the Company as of the last date of the first fiscal year of the performance period, the performance units will vest on a prorated basis, based on the number of full accounting periods the awardee was continuously employed by the Company during the performance period and to the extent to which performance goals are achieved.
(ii)	Upon termination not related to a change in control or due to death or disability, the award will be cancelled.
(iii)	Upon a change in control, performance units will vest at the greater of the performance level attained as of the date of the change in control or 100% of target.
c)	Time-vested RSUs:
(i)	Upon termination not related to a change in control, death, disability, or retirement, the award will be cancelled.
(ii)	Upon a change in control, death, disability or retirement, the RSUs will vest 100%.
d)	Qdoba Growth and Restricted Units (for Mr. Beisler only) – Performance units are structured like a phantom stock program, payable in cash:
(i)	Upon termination not related to a change in control, if eligible to retire under a company sponsored retirement plan or due to death or disability, and Mr. Beisler had been continuously employed by the Company as of the last date of the first fiscal year of the performance period, the performance units will vest on a prorated basis, using Qdoba year-to-date net earnings as of the fiscal period immediately preceding the date of such event.
(ii)	Upon termination not related to a change in control, death, disability, or retirement, the award will be cancelled.
(iii)	Upon a change in control, 100% of the award will be vested, based on a value equal to the greater of a) Qdoba target net earnings, or b) Qdoba year-to-date net earnings as of the fiscal period immediately preceding the date of the change in control.
e)	Option Awards:
(i)	Upon termination not related to a change in control, and eligible to retire under a company sponsored retirement plan, determination of shares vested is based on a formula of 5% additional vesting for each year of service with the Company.
(ii)	Upon termination not related to a change in control, and not eligible to retire under a company sponsored retirement plan, there is no acceleration of option awards.
(iii)	Upon death or a change in control (where options are not assumed by the acquiring company), option awards will vest 100%.
(iv)	Vesting upon disability is based on the number of shares which would have been vested as of twelve months following the Optionee’s first day of absence from work with the Company, and therefore, for purposes of this table, no additional vesting is applied in the event of a disability.
(5)

Annual benefit amounts listed for each NEO are subject to the eligibility and vesting provisions of the Retirement Plan and the SERP, which are described above in the sections of this Proxy Statement titled Retirement Plan, Supplemental Executive Retirement Plan and Pension Benefits Table and accompanying footnotes. All values shown represent present values and are based on the following:

a)	In the event of a voluntary/involuntary termination or death, benefit values are based on accrued benefits as of fiscal year end payable at normal retirement. Benefit values were calculated as of September 30, 2012, based on a discount rate of 4.335% for the qualified pension plan and for the SERP. The RP-2000 Mortality Table is used for both the qualified pension plan and the SERP, projected to 2017 combined for employees and annuitants, separate for males and females with white collar adjustment. In the event of death while actively employed, the amount of the survivor benefit under the SERP shall be one times the participant’s compensation and shall be defined as annualized current base salary plus the average of the annual incentives paid for the three most recent completed fiscal years. If, however, the date of death is at age 55 plus 10 years of service or later, the amount of the survivor benefit shall be the greater of one times the participant’s compensation or the actuarial equivalent lump sum present value of the participant’s supplemental retirement benefit. In the event of death while actively employed, the amount of the pension benefit shall be the accrued actuarial equivalent pension benefit as determined on the date of death. Such benefit shall not be subject to any reduction of benefits.
b)	Disability benefits shown assume an NEO terminates employment with the Company due to disability and remains continuously disabled until reaching normal retirement age. Benefit values are based on accrued benefits as of the NEO’s normal retirement age and were calculated as of September 30, 2012 based on a discount rate of 4.335% and the RP-2000 Mortality Table as described above.
c)	In the event of a change in control, participants become 100% vested. Benefit values are based on accrued benefits as of fiscal year end and were calculated as of September 30, 2012. The Retirement Plan values are, based on a discount rate of 4.335% and the RP-2000 Mortality Table as described above. The SERP values are based on an interest rate of 6.0% and the RP-2000 Mortality Table, projected 10 years.
(6)

For pre-2009 agreements, if any portion of the payments and benefits provided for in a CIC agreement would be considered “excess parachute payments” under IRC Section 280G(b)(1) and subject to excise tax, then the agreement provides for a “conditional gross up provision” whereby excise taxes are grossed up. In the event that the parachute payment exceeds the excise tax threshold by 10% or less, the executive severance is reduced to $1.00 below the threshold so that executives are not subject to excise taxes. The amount of the gross-up payment is calculated based on the value of all benefits that could have been received as of September 30, 2012, except for equity award acceleration which is calculated based on the assumption that the change in control occurred on December 31, 2012. For purposes of this calculation, the value of the acceleration of vesting of all outstanding equity awards is calculated according to Section 280G and the related regulations. For 2009 and later agreements, no gross-up is provided.

54    JACK IN THE BOX INC.  ï  2013 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 18, 2012 (“the Record Date”), information with respect to beneficial ownership of our Common Stock by (i) each person who we know to beneficially own more than 5% of our Common Stock, (ii) each director and nominee for director of the Company, (iii) each NEO listed in the Summary Compensation Table herein and (iv) all of our directors and executive officers of the Company as a group. The address of each director and executive officer shown in the table below is c/o Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123.

We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity had the right to acquire within sixty days of December 18, 2012. All percentages are based on the shares of Common Stock outstanding as of December 18, 2012. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by that holder.

Security Ownership Of Certain Beneficial Owners and Management

Name	Number of Shares of Common Stock Beneficially Owned as of December 18, 2012 (1)	Number Attributable to Options Exercisable Within 60 Days of December 18, 2012	Percent of Class
FMR LLC (2)	6,476,870	—	15.0%
BlackRock Inc. (3)	3,281,419	—	7.6%
Blue Harbour Group (4)	2,713,143	—	6.3%
T. Rowe Price Associates, Inc. (5)	2,426,600	—	5.6%
Vanguard Group, Inc. (6)	2,385,704	—	5.5%
Ms. Lang	1,608,650	1,390,248	3.6%
Mr. Rebel	487,281	417,668	1.1%
Mr. Comma	102,475	91,874	*
Mr. Rudolph	168,853	133,676	*
Mr. Beisler	106,275	50,000	*
Mr. Goebel	40,692	24,000	*
Ms. Kleiner	7,881	—	*
Mr. Murphy	106,654	60,400	*
Mr. Myers	28,003	—	*
Mr. Tehle	105,731	60,400	*
Ms. Webb	40,692	24,000	*
Mr. Wyatt	21,692	—	*
All directors and executive officers as a group (15 persons)	3,032,014	2,452,001	6.6%

*	Asterisk in the percent of class column indicates beneficial ownership of less than 1%
(1)

For purposes of computing the percentage of outstanding shares held by each person or group of persons named in the Beneficial Ownership table on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The securities totaled in this column include stock options, direct holdings, stock equivalents under the Director Deferred Compensation Plan, restricted stock and restricted stock units as described below.

•

Stock Options. As a group, within 60 days of December 18, 2012, our directors, NEOs and other executive officers have the right to acquire through the exercise of stock options, 2,452,001 of the shares of Common Stock reflected in the Beneficial Ownership table.

JACK IN THE BOX INC.  ï  2013 Proxy Statement    55

•	Direct Holdings and Restricted Stock.

As a group, within 60 days of December 18, 2012, our directors, NEOs and other executive officers’ shares include (a) 116,761 shares directly held by directors and officers and (b) 345,815 restricted stock awards held by NEOs, which shares may be voted, but are not available for sale or other disposition until the expiration of vesting restrictions, which occurs upon each individual’s termination of service.

Name	Direct Holdings	Restricted Stock
Ms. Lang	18,402	200,000
Mr. Rebel	7,041	62,572
Mr. Comma	2,396	—
Mr. Rudolph	1,934	33,243
Mr. Beisler	1,185	50,000
Mr. Goebel	13,523	—
Ms. Kleiner	4,712	—
Mr. Murphy	0	—
Mr. Myers	24,834	—
Mr. Tehle	8,000	—
Ms. Webb	13,523	—
Mr. Wyatt	13,811	—

•

Restricted Stock Units. As a group, within 60 days of December 18, 2012, our directors, NEOs and other executive officers may convert an aggregate of 53,425 RSUs on a one-for-one basis into shares of Common Stock upon vesting. RSUs may not be voted. The breakdown between directors and NEOs is provided below.

•	RSUs of Directors.

These RSUs fully vest upon the earlier of 12 months from the date of grant or upon termination of service with the Board.

Name	Unvested RSUs	Deferred RSUs
Mr. Goebel	3,169	0
Ms. Kleiner	3,169	0
Mr. Murphy	3,169	4,712
Mr. Myers	3,169	0
Mr. Tehle	3,169	8,523
Ms. Webb	3,169	0
Mr. Wyatt	3,169	4,712

•	RSUs of NEOs and other executive officers.

These RSUs fully vest upon termination of service and are convertible on a one-for-one basis into shares of Common Stock upon vesting.

Name	RSUs
Ms. Lang	0
Mr. Rebel	0
Mr. Comma	8,205 (a)
Mr. Rudolph	0
Mr. Beisler	5,090
(a)	Includes deferral of 3,000 performance vested restricted stock units.

•	Stock Equivalents.

The shares of our directors reflected as beneficially owned include an aggregate of 64,012 stock equivalents attributed to cash compensation deferred under the Director Deferred Compensation Plan. These are convertible on a one-for-one basis into shares of Common Stock upon the earlier of a pre-specified distribution date or termination of service as elected by the director.

Name	Stock Equivalents for Directors
Mr. Goebel	0
Ms. Kleiner	0
Mr. Murphy	38,373
Mr. Myers	0
Mr. Tehle	25,639
Ms. Webb	0
Mr. Wyatt	0

56    JACK IN THE BOX INC.  ï  2013 Proxy Statement

(2)

According to its Form 13F filing as of September 30, 2012, FMR LLC, on behalf of certain of its direct and indirect subsidiaries, Fidelity Management & Research Company, FMR Co., Inc., and Pyramis Global Advisors Trust Company indirectly held and had investment discretion with respect to 6,476,870 shares. Fidelity Management & Research Company and FMR Co., Inc. were the beneficial owners of 6,201,870 shares, of which FMR LLC had sole voting power with respect to 700 shares and no voting power with respect to 6,201,170 shares. Pyramis Global Advisors Trust Company was the beneficial owner of 275,000 shares of which it had sole voting power. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)

According to its Form 13F filing as of September 30, 2012 BlackRock Inc., on behalf of its direct subsidiaries, BlackRock Fund Advisors and BlackRock Institutional Trust Company, N.A., had investment discretion with respect to accounts holding 3,281,419 shares. BlackRock Fund Advisors was the beneficial owner of 2,047,978 shares, of which it had sole voting power. BlackRock Institutional Trust Company, N.A., was the beneficial owner of 1,233,441 shares, of which it had sole voting power. The address of BlackRock Fund Advisors is 400 Howard Street, San Francisco, California 94105.

(4)

According to its Form 13F filing as of September 30, 2012, Blue Harbour Group held and had investment discretion with respect to 2,713,143 shares. Blue Harbour Group was the beneficial owner of 2,713,143 shares, of which it had sole voting power with respect to 2,713,143 shares. The address of Blue Harbour Group is 646 Steamboat Road, Greenwich, Connecticut 06830.

(5)

According to its Form 13F filing as of September 30, 2012, T. Rowe Price Associates, Inc. held and had investment discretion with respect to 2,426,600 shares. T. Rowe Price Associates, Inc. was the beneficial owner of 2,426,600 shares of which it had sole voting power with respect to 233,400 shares and no voting power with respect to 2,193,200 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)

According to its Form 13F filing as of September 30, 2012, Vanguard Group, Inc., on behalf of its direct subsidiary, Vanguard Fiduciary Trust Company, had investment discretion with respect to accounts holding 2,385,904 shares. Vanguard Group, Inc. was the beneficial owner of 2,324,612 shares, of which it had sole voting power with respect to 1,800 shares and no voting power with respect to 2,322,812 shares. Vanguard Fiduciary Trust Company was the beneficial owner of 61,292 shares, of which it had sole voting power. The address of Vanguard Group, Inc. is: P.O. Box 2600, Valley Forge, Pennsylvania 19482.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director, and beneficial owner of more than 10% of the Company’s Common Stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company’s Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to us by persons subject to the reporting requirements, we believe that all such reports required to be filed by such persons during fiscal 2012 were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2012, the Company was not a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000 in which any of its directors, named executive officers or other executive officers, any holder of more than 5% of its Common Stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Executive Compensation” above. It is the Company’s policy that the Audit Committee approve or ratify transactions involving the Company and its directors, executive officers or principal stockholders or members of their immediate families or entitles controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules.

OTHER BUSINESS

We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their best judgment.

JACK IN THE BOX INC.  ï  2013 Proxy Statement    57

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Proposals to be included in the Proxy Statement

Under the rules of the SEC, if a stockholder wishes to submit a proposal for possible inclusion in the proxy materials for our 2014 Annual Meeting, we must receive it no later than 120 calendar days prior to the anniversary of this year’s mailing date. Accordingly, in order for a stockholder proposal to be considered timely for inclusion in our proxy materials for the 2014 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary no later than 5:00 p.m. Pacific Time, on September 13, 2013. The stockholder must also comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as well as the applicable requirements of our Bylaws.

Proposals not included in the Proxy Statement

If a stockholder wishes to present a proposal at our 2014 Annual Meeting or to nominate one or more directors, the stockholder must provide the proposal to us on a timely basis and satisfy the other conditions set forth in our Bylaws and in applicable SEC rules. The Company’s Bylaws provide that in order for a stockholder to present business or to make nominations for the election of a director, written notice containing the information required by the Bylaws must be delivered to the Corporate Secretary at the principal executive offices of the Company not less than 120 days and not more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting. Accordingly, in order for a stockholder proposal intended to be proposed at the 2014 Annual Meeting to be considered timely, it must be received by the Corporate Secretary not later than October 18, 2013, and not earlier than September 18, 2013.

General

All proposals must be in writing and should be mailed to Jack in the Box Inc., to the attention of Phillip H. Rudolph, Corporate Secretary, at 9330 Balboa Avenue, San Diego, CA 92123.

A copy of the Bylaws may be obtained by written request to the Corporate Secretary at the same address. The Bylaws are also available at www.jackinthebox.com/investors/corporategovernance.

JACK IN THE BOX INC. ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 excluding exhibits, may be obtained by stockholders without charge by written request sent to the above address. We make available free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These materials can be found at www.jackinthebox.com/investors.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS

We may satisfy SEC rules regarding delivery of Proxy Statements and Annual Reports by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as “householding.” This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we have delivered only one Proxy Statement and Annual Report to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date.

We undertake to deliver promptly upon written or oral request a separate copy of the Proxy Statement and/or Annual Report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a Proxy Statement and/or Annual Report either now or in the future, please contact our Corporate Secretary at 9330 Balboa Avenue, San Diego, CA 92123. If your stock is held by a brokerage firm or bank and you prefer to receive separate copies of a Proxy Statement and/or Annual Report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a street-name stockholder should provide information on how to request (i) householding of future Company materials or (ii) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.

58    JACK IN THE BOX INC.  ï  2013 Proxy Statement

EXHIBIT A

Jack in the Box Inc. Audit Committee Pre-Approval Policy

The Audit Committee of Jack in the Box Inc. (“JACK”) is responsible for the appointment, retention and termination, compensation and oversight of the work of the registered public accountant providing audit or attest services (an “independent auditor”) to JACK, all JACK subsidiaries and any other entity whose financial results are included in JACK’s consolidated financial statements for which an audit of the financial statements is conducted (collectively, the “Company”).

In accordance with the Sarbanes-Oxley Act of 2002 (“SOX”) and implementing rules and regulations of the Securities and Exchange Commission (“SEC”) and the auditing standards and rules of the Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has established as its policy that it will review in advance, and either approve or disapprove, any audit, audit-related, internal control-related, tax or other non-audit service to be provided to the Company by the independent auditor. Definitions of key terms are provided following this policy.

1.	Engagement of Independent Auditor. Annually, in the early part of each fiscal year, the Audit Committee will approve the engagement of the registered public accounting firm (a) to perform the annual audit of the Company’s consolidated financial statements, (b) to provide an attestation report on the Company’s internal controls over financial reporting, (c) to review the Company’s interim financial statements, and (d) to provide such other audit-related, tax and non-audit services as are then anticipated to be required for the proper conduct of the Company’s affairs and consistent with maintaining the independence of the firm selected to audit the Company’s annual financial statements. The Audit Committee will approve the provision by the Company’s independent auditor of only those non-audit, tax and internal control-related services deemed permissible under the federal securities laws and any applicable rule or regulation of the SEC and/or the PCAOB.

2.	Non-Audit Services. The Audit Committee may delegate to its Chair the authority to pre-approve otherwise permissible non-audit services, provided that any decision made pursuant to such delegation must be presented to the full Audit Committee for informational purposes at its next regularly held meeting.

3.	Permissible Tax and Internal Control-Related Services. With respect to the proposed provision of permissible tax services and services related to internal control over financial reporting, the independent auditor shall –
•

provide sufficient information to the Audit Committee regarding the proposed tax service or non-audit service related to internal control over financial reporting to permit it to make a judgment about the impact of the audit firm’s provision of such services on the audit firm’s independence, including, but not limited to, a written description regarding:

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the nature and scope of the service, fee structure and any side letter or other amendment to the engagement letter, or any other agreement (written or oral) between the independent auditor and the Company relating to that service; and

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any compensation arrangement or other agreement, such as a referral agreement, a referral fee or fee-sharing arrangement between the independent auditor or its affiliate and any person regarding the promoting, marketing or recommending of a transaction covered by the service;

•	discuss with the Audit Committee the potential effects of the services on the outside auditor’s independence;

•	disclose to the Audit Committee any amendments to tax services or internal control-related engagements whether or not written; and

•	document the substance of the discussion with the Audit Committee.

With respect to each proposed service, or proposed modification of service, related to internal control over financial reporting or tax, each request must comply with the procedural and information requirements set forth above.

4.	Delegation to Audit Committee Chair. To ensure prompt handling of unforeseeable or unexpected matters that arise between Audit Committee meetings, the Audit Committee hereby delegates authority to its Chair, and/or to such other members of the Audit Committee as the Chair shall from time to time designate, to review and, if appropriate, approve in advance, any request for the independent auditor to provide non-audit (including tax and internal control-related) services. Any such approval must be reported to the Audit Committee at its next scheduled meeting, and any necessary corresponding change made to the authorized list of services and budget previously approved by the Audit Committee. With respect to tax and internal control-related services, however, the independent auditor must discuss the service, and its potential effects on its independence, with the full Audit Committee at the next regularly held meeting.

JACK IN THE BOX INC.  ï  2013 Proxy Statement    A-1

Neither the Audit Committee, the Chair nor any other member of the Audit Committee shall delegate to management, or to any other person, its obligation under applicable law and this policy to approve in advance any service to be provided to the Company by its independent auditor.

Definitions

a.	The term “audit services” shall mean services that are necessary to perform an audit and/or review in accordance with the standards of PCAOB and/or requirements of the SEC and the PCAOB, as well as those services that generally only the Company’s independent auditor reasonably can provide, including but not limited to comfort letters, consents and assistance with and/or review of documents filed with the SEC.

b.	The term “audit-related services” shall mean assurance and related services that traditionally are performed by the independent auditor including, among other services, attestations, statutory audits, financial audits for subsidiaries or affiliates of the Company, employee benefit plan financial statement audits, agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting requirements, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, consultations on other accounting and/or reporting standards or interpretations of the SEC, the Financial Accounting Standards Board (“FASB”) or other regulatory or standard-setting bodies such as the PCAOB.

c.	The term “internal control-related services” shall mean any service that directly or indirectly relates to the Company’s internal control over financial reporting (as defined by the rules and regulations of the SEC and PCAOB). The Audit Committee’s annual decision to retain an independent auditor to perform an audit of the Company’s consolidated financial statements and internal control over financial reporting shall not be included within the scope of this term.

d.	The term “tax services” shall mean tax compliance, tax planning and tax advisory services that are permitted by the SEC and/or the PCAOB, and are consistent with applicable federal, state, local and foreign tax laws, including but not limited to the Internal Revenue Code (“IRC”) and implementing rules and regulations of the Internal Revenue Service (“IRS”). This term does not include any non-audit service, including those related to the marketing, planning or opining in favor of the tax treatment of a transaction, that is, or that is otherwise related to: (1) a confidential transaction (as defined under PCAOB rules); (2) an aggressive tax position transaction (including, but not limited to, those deemed by the IRS to be “listed transactions”) (as defined under PCAOB rules), and (3) any tax service to a person (other than a non-management director of the Company) in a financial reporting oversight role (as defined under PCAOB rules) at the audit client, or to an immediate family member of such person.

e.	The term “all other non-audit services” shall mean any services to be provided to the Company by the independent auditor other than audit services, audit-related services, internal control-related services and tax services. This term shall not include any service that is prohibited by Title II of SOX, any other provision of the federal securities laws or other applicable federal law, and/or any applicable rule, regulation or interpretation of the SEC, the PCAOB or any other governmental or regulatory organization.

A-2    JACK IN THE BOX INC.  ï  2013 Proxy Statement

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 8:59 p.m., Pacific Time, on February 14, 2013.
Vote by Internet
• Go to www.investorvote.com/JACK
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

‚ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

A	PROPOSALS — The Board of Directors recommends a vote “FOR” all 8 Nominees listed and “FOR” items 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - David L. Goebel	☐	☐	☐	02 - Madeleine A. Kleiner	☐	☐	☐	03 - Linda A. Lang	☐	☐	☐
04 - Michael W. Murphy	☐	☐	☐	05 - James M. Myers	☐	☐	☐	06 - David M. Tehle	☐	☐	☐
07 - Winifred M. Webb	☐	☐	☐	08 - John T. Wyatt	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of KPMG LLP as independent registered public accountants.	☐	☐	☐	3.	Advisory approval of executive compensation.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01JX5B

Important notice regarding the Internet availability of proxy materials for the 2013 Annual Meeting of Stockholders.

The Proxy Statement and the 2012 Annual Report on Form 10-K are available at:

www.jackinthebox.com/proxy

Attention Internet Users!

You can now access your stockholder information on the following secure Internet site: www.computershare.com/investor

Step 1: Register (1st time users only)	Step 3: View your account details and perform multiple transactions, such as:
Click on “Create Login” in the blue box and follow the instructions.	•	View account balances	•	Change your address
	•	View transaction history	•	View electronic stockholder communications
Step 2: Log In (Returning users) Enter your User ID and Password and click the Login button.	•	View payment history	•	Buy or sell shares
	•	View stock quotes	•	Check replacements

If you are not an Internet user and wish to contact Jack in the Box Inc., you may use one of the following methods:
Call: 1.877.268.3024	Write: Jack in the Box Inc., c/o Computershare, P.O. Box 43078, Providence, RI 02940-3078

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — JACK IN THE BOX INC.

2013 Annual Meeting of Stockholders – February 15, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Linda A. Lang and Phillip H. Rudolph, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Jack in the Box Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2013 Annual Meeting of Stockholders of the company to be held February 15, 2013, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS AND “FOR” ITEMS 2 AND 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

(Continued and to be marked, dated and signed, on the other side)